PART II – OFFERING CIRCULAR

Chicago Housing REIT, Inc.

Corporate:

Chicago Housing REIT, Inc.

111 West Washington Blvd.

Chicago, Illinois 60602

 (630) 207-2234

http://www.ChiReit.com

Best Efforts Offering of 2,000,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Unit:  $10.00 (USD)

Minimum Offering: One Hundred Thousand 9% Convertible Preferred Stock Shares

Maximum Offering: 2,000,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily.  All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 2,000,000 9% Convertible Preferred Stock Shares are being offered to the public at $10.00 USD per 9% Convertible Preferred Stock Share. The Offering is contingent upon the sale of a minimum of ONE HUNDRED THOUSAND ($1,000,000 USD) 9% Convertible Stock Shares. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities after the minimum number of 9% Convertible Stock Share have been sold to Investors (One Hundred Thousand Shares).

DATED: January 1st, 2016

 pg. 1

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 2

TABLE OF CONTENTS:

 pg. 3

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$10.00	$1.00	$9.00
Total Minimum	100,000	$1,000,000	$100,000	$900,000
Total Maximum	2,000,000	$20,000,000	$2,000,000	$18,000,000

1)

We are offering a maximum of 2,000,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

b.

Illinois: $400

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $52,000 USD. Any costs above $52,000 will be paid by the Executives of the Company.

4)

Until the “Total Minimum” has been raised (invested), all proceeds of the Offering will be held in a Bank Escrow Account with FundAmerica until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all rules and regulations set forth by SEC Rule 15C2-4.

5)

We do intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

 pg. 4

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 5

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

RISKS RELATED TO THE COMPANY’S REAL ESTATE INVESTMENT OPERATIONS:

Real Estate Investment Industry Risks

Real Estate Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Real Estate Investment Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s real estate holdings do not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s real estate holdings may be adversely affected by the general economic climate, general real estate market conditions such as oversupply of real estate rental and/or sales inventories, or a reduction in demand for real estate in the areas in which the Company’s real estate holdings are located, competition from other real estate companies, and the Company’s ability to provide adequate real estate products and services.  Revenues from the Company’s real estate holdings are also affected by such factors such as the costs of operations and general regional and national real estate market conditions.

Because real estate industry investments are relatively illiquid, the Company’s ability to vary its real estate holdings portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its real estate holdings could impede the Company’s ability to respond to adverse changes in the performance of its real estate holdings.  No assurance can be given that the fair market value of the real estate assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Preferred Stock or Common Stock shares and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

The Company has Not Yet Identified any Specific Properties to Acquire with Net Proceeds of this Offering, and you will be Unable to Evaluate the Economic Merits of the Company’s Investments Made with such Net Proceeds before making an Investment Decision to Purchase the Company’s Securities

The Company will have broad authority to invest a portion of the net proceeds of this offering in any real estate investments the Company may identify in the future, and the Company may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merits of the Company’s properties before the Company invests in them and the Company will be relying on its ability to select attractive investment properties. The Company also will have broad discretion in implementing policies regarding tenant creditworthiness, and you will not have the opportunity to evaluate potential tenants. In addition, the Company’s investment policies may be amended from time to time at the discretion of the Company’s Management, without out notice to the Company’s Shareholders. These factors will increase the uncertainty and the risk of investing in the Company’s Securities.

Although the Company intends to use a portion of the net proceeds of this offering to acquire, renovate and rent residential properties in its targeted markets, the Company cannot assure you that it will be able to do so. The Company’s failure to apply the proper portion of the net proceeds of this offering effectively or find suitable properties to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

The Company May Rely on Local, Third-party Providers for Services that May Become Limited or Unavailable and May Harm the Company’s Brand and Reputation and Operation Results

The Company may rely on local, third-party vendors and service providers, including third-party house improvement professionals, leasing agents and property management companies in situations when it is cost-effective to do so or the Company’s internal staff is unable to perform these functions. The Company does not have exclusive or long-term contractual relationships with any of these third-party providers, and the Company can provide no assurance that it will have uninterrupted or unlimited access to their services. Furthermore, selecting, managing and supervising these third-party providers require significant management resources and expertise. If the Company does not select, manage and supervise appropriate third-parties for these services, the Company’s brand, reputation and operating results may suffer. Moreover, the Company may not successfully detect and prevent fraud, incompetence or theft by its third-party providers, which could subject the Company too material liability or responsibility for damages, fines and/or penalties associated with such fraud, incompetence or theft.

 pg. 6

In addition, any removal or termination of third-party providers would require the Company to seek new vendors or providers, which would create delays and adversely affect the Company’s operations. If the Company does not select appropriate third-party providers, of if the third party providers the Company does select fail to deliver quality services, the Company’s brand and its reputation, operating results and cash flows from its properties may be adversely affected, including entities in which the Company, and its affiliates have an interest.

The Company May Not be able to Effectively Control the Timing and Costs Relating to the Renovation of Properties, which may Adversely Affect the Company’s Operating Results and the Company’s Ability to make a Return on its Investment or Disbursements of Dividends or Interest to our Shareholders

Nearly all of the properties to be acquired by the Company will require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. The Company may acquire properties that it plans to extensively renovate. The Company also may acquire properties that it expects to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. To the extent properties are leased to existing tenants, renovations may be postponed until the tenant vacates the premises, and the Company will pay the costs of renovating. In addition, in order to reposition properties in the rental market, the Company will be required to make ongoing capital improvements and replacements and may need to perform significant renovations and repairs from time to time that tenants’ deposits and insurance may not cover.

The Company’s properties will have infrastructure and appliances of varying ages and conditions. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair work, and the Company will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Company’s assumptions regarding the costs or timing of renovation across our future properties prove to be materially inaccurate, the Company’s operating results and ability to make distributions to our Shareholders may be adversely affect.

The Company Faces Significant Competition for Acquisitions of its Targeted Properties, which May Limit the Company’s Strategic Opportunities and Increase the Cost to Acquire those Properties

The Company faces significant competition for attractive acquisition opportunities in its target markets from other larger real estate investors, some of which have greater financial resources and a lower cost of capital than that of the Company. Several REIT’s and other funds recently deployed, and others are expected to deploy in the near future, significant amounts of capital to purchase residential family properties and many have investment objectives that overlap and complete with that of the Company, including in its target markets. This activity may adversely impact the Company’s level of purchases in certain target markets. If the Company’s business model, or a similar model, proves to be successful, the Company can expect competition to intensify significantly. As a result, the purchase price of potential acquisition properties may be significantly elevated, or the Company may be unable to acquire properties on desirable terms, or at all.

The Company Faces Significant Competition in the Leasing Market for Quality Tenants, which may Limit the Company’s Ability to Rent its Residential Properties on Favorable Terms, or at all.

The Company faces competition for tenants from other lessors of residential properties, apartment buildings and condominium units, and the continuing development of apartment buildings and condominium units in many of the targeted markets increases the supply of residential housing and exacerbates competition for tenants. Many of these competitors may successfully attract tenants with better incentives and amenities, which could adversely affect the Company’s ability to obtain tenants and lease its residential properties on favorable terms, or at all. Additionally, some competing housing options may qualify for government subsidies that may make options more affordable and therefore more attractive than our properties.

The Company’s Evaluation of Properties Involves a Number of Assumptions that May Prove Inaccurate, which could Result in the Company Paying Too Much for Properties it Acquires, or Overvaluing its Properties, Resulting in them Failing to Perform as the Company Expects

In determining whether a particular property meets the Company’s investment criteria, the Company will make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate. As a result, the Company may pay too much for properties it acquires or overvalue its properties, or the properties may fail to perform as the Company expects. Adjustments to the assumptions the Company makes in evaluating potential purchases may result in fewer properties qualifying under its investment criteria, including assumptions

 pg. 7

related to the Company’s ability to lease properties it has purchased. Reductions in the supply of properties that meet the Company’s investment criteria may adversely affect the Company’s ability to implement its investment strategy and operating results.

Furthermore, the properties that the Company acquires may vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. The Company’s success depends on its ability to acquire properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. The Company’s ability to identify and acquire such properties is fundamental to its success. In addition, the recent market and regulatory environments relating to residential properties has been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceeding to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect the Company’s operating results.

Purchasing Residential Properties through the Foreclosure Auction will Subject the Company to Significant Risks that Could Adversely Affect its Operating Results, Cash Flows and Ability to Make Distributions to our Shareholders

The Company expects to acquire individual properties, and to also purchase properties as portfolios in bulk from other owners of residential properties. To the extent the management and leasing of such properties has not been consistent with the Company’s property management and leasing standards, the Company may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the tenants and compliance with applicable laws, among others. In addition, financial and other information provided to the Company regarding such portfolios during its due diligence may be inaccurate, and the Company may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent the Company timely pursues such remedies, the Company may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If the Company concludes that certain properties purchased in bulk portfolios do not fit its target investment criteria, the Company may decide to sell, rather than renovate and rent, these properties, which could take an extended period of time and may not result in a sale at an attractive price.

Residential Properties that are being Sold through Short Sales or Foreclosure Sales are Subject to Risks of Theft, Mold, Infestation, Vandalism, Deterioration or Other Damage that Could Require Extensive Renovation Prior to Renting and Adversely Impact Operating Results

When a residential property is put into foreclosure due to a default by the homeowner on its mortgage obligations or the value of the property is substantially below the outstanding principal balance on the mortgage and the homeowner decides to seek a short sale, the homeowner may abandon the property or cease to maintain the property as rigorously as the homeowner normally would. Neglected and vacant properties are subject to increased risks of theft, mold, infestation, vandalism, general deterioration and other maintenance problems that may persist without appropriate attention and remediation. If the Company begins to purchase a large volume of properties in bulk sales and are not able to inspect them immediately before closing on the purchase, the Company may purchase properties that may be subject to these problems, which may result in maintenance and renovation costs and time frames that far exceed the Company’s estimates. These circumstances could substantially impair the Company’s ability to quickly renovate and lease such properties in a cost efficient manner or at all, which would adversely impact the Company’s operating results.

If Occupancy Levels and Rental Rates in the Company’s Target Markets Do Not Increase Sufficiently to Keep Pace with Rising Costs of Operations, our Income and Distributable Cash will Decline

The success of the Company’s business model depends, in part, on conditions in the residential real estate rental market in the Company’s target markets. The Company’s asset acquisitions are premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, the Company’s cash flows and profitability will be reduced. Occupancy levels and rental rates have benefited in recent periods from macro trends affecting the U.S. economy and residential real estate markets in particular, including:

•

A tightening of credit that has made it more difficult to finance a home purchase, combined with efforts by consumers generally to reduce their exposure to credit;

•

Prolonged recovery from a lengthy weak economic and employment conditions that severely increased foreclosure rates and made it more difficult for families to remain in their homes that were purchased prior to the housing market downturn;

•

Unstable real estate values that have challenged the traditional notion that homeownership is a stable investment; and

 pg. 8

•

The continued unprecedented level of vacant housing comprising the real estate owned, or REO, inventory held for sale by banks, government sponsored entities and other mortgage lenders or guarantors.

The Company does not expect these favorable trends in the residential rental market to continue indefinitely. Eventually, a continued strengthening of the U.S. economy and job growth, coupled with government programs designed to keep home owners in their homes and/or other factors may contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, the Company expects that as investors, like that of the Company, increasingly seek to capitalize on opportunities to purchase housing assets at below replacement costs and convert them to productive uses, the supply of residential rental properties will decrease and the competition for tenants may intensify. A softening of the rental market in the Company’s target areas would reduce the Company’s rental income and profitability.

Eminent Domain could Lead to Material Losses on the Company’s Investments in its Properties

Governmental authorities may exercise eminent domain to acquire land on which the Company’s properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow the Company to recover only the fair value of the affected properties. The Company’s investment strategy is premised on the concept that this “fair value” will be substantially less than the real value of the property for a number of years, and the Company could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities also are exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of residential properties in the Company’s target markets.

The Company will Depend on its Tenants and their Willingness to Renew their Leases for Substantially all of its Revenues. Poor Tenant Selection and Defaults and Non-renewals by the Company’s Tenants may Adversely Affect the Company’s Reputation, Financial Performance and Ability to Make Distributions to Shareholders

The Company depends on tenants for substantially all of its revenues. As a result, the Company’s future success depends in large part upon its ability to attract and retain qualified tenants for its properties. The Company’s reputation, financial performance and ability to make distributions to its Shareholders would be adversely affected if a significant number of its tenants fail to meet their lease obligations or fail to renew their leases. For example, tenants may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use the Company’s properties for illegal purposes, damage or make unauthorized structural changes to the Company’s properties that are not covered by security deposits, refuse to leave the property upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of the lease or permit unauthorized persons to live with them. Damage to the Company’s properties may delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property resulting in a lower than expected rate of return. Widespread unemployment and other adverse changes in the economic conditions in the Company’s target markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, the Company may experience delays in enforcing its rights as landlord at that property and will incur costs in protecting the Company’s investment and re-leasing the property.

Short-term Leases of Residential Property may Expose the Company to the Effects of Declining Market Rents, which may Adversely Affect the Company’s Operating Results and the Company’s Ability to make Distributions to its Shareholders

Substantially all of the Company’s leases are of a duration of less than two years and will be one year in the majority of cases. As these leases permit tenants to leave at the end of the lease term without penalty, the Company’s anticipates its rental revenues may be affected by declines in market rents more quickly than if the Company’s leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Because the Company has a limited track record, the Company cannot accurately predict its turnover rate or the associated costs the Company will incur. Moreover, the Company cannot assure you that its leases will be renewed on equal or better terms or at all. If the Company’s tenants do not renew their leases or the rental rates for the Company’s properties decrease, the Company’s operating results and ability to make distributions to its Shareholders could be adversely affected.

Declining Real Estate Values and Impairment Charges could Adversely Affect the Company’s Financial Condition and Operating Results.

The Company intends to review the carrying value of its properties when circumstances, such as adverse market conditions, indicate potential impairment may exist. If the Company’s evaluation indicates that it may be unable to recover the carrying value of a material portion of its real estate investments, an impairment charge will be recorded to the extent that the carrying value exceeds the estimated fair value of the properties. These losses would directly impact the Company’s financial condition and operating results. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding

 pg. 9

future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. A declining real estate market may cause the Company to reevaluate the assumptions used in its impairment analysis. Impairment charges would adversely affect the Company’s financial condition and operating results.

RISKS RELATED TO QUALIFICATION AND OPERATION AS A REAL ESTATE INVESTMENT TRUST (REIT)

If the Company Fails to Qualify as a REIT, this Could Adversely Affect the Company’s Operations and the Company’s Ability to make Distributions to its Shareholders

The Company intends to elect to be treated as a REIT for U.S. Federal Income Tax purposes. However, there can be assurances that the Company will be successful in obtaining and maintaining REIT status. The Company’s ability to qualify as a REIT will depend on its satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there may be only limited judicial or administrative interpretations. Qualification and maintenance of REIT status involves the determination of various factual matters and circumstances not entirely within the Company’s control. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. Federal Income Tax consequences of the qualification.

Should the Company fail to qualify as a REIT for any taxable year, the Company would be subject to U.S. Federal Income Tax on its taxable income at corporate rates (currently 35%). In addition, the Company would generally be disqualified from treatment as a REIT for the four taxable years following the year in which the Company loses its REITs status. The Company losing its REIT status would reduce the Company’s net earnings available for investment or distribution to its Shareholders due to the increased tax liability. In addition, distributions to the Company’s Shareholders would no longer be deductible in computing the Company’s taxable income and the Company would no longer be required to make distributions. To the extent that any distributions had been made to Shareholders in anticipation of the Company qualifying as a REIT, the Company might be required to borrow funds or liquidate some of its investments in order to pay the applicable corporate income tax. In addition, although the Company intends to elect for qualification as a REIT, it is possible that future economic, market, legal, tax, or other considerations may cause the Company’s Board of Directs to determine that it is no longer in the Company’s best interest to be qualified as a REIT and recommend that the Company not proceed with the proposed REIT election or otherwise revoke the Company’s REIT status.

To Qualify as a REIT, the Company must meet Annual Distribution Requirements, which Could Result in the Company Distributing Amounts that May Otherwise be Used for Company Operations

To obtain the favorable tax treatment accorded to REITs, the Company will be required each year to distribute to its Shareholders at least 90% (Ninety Percent) of the REIT’s taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. The Company will be subject to U.S. Federal Income Tax on its undistributed taxable income and net capital gain, and to a 4% nondeductible excise tax on any amount by which distributions the Company pays with respect to any calendar year are less than the sum of 85% of the Company’s ordinary income, 95% of the Company’s capital gain net income and 100% of the Company’s undistributed income from prior years. These requirements could cause the Company to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that the Company might be required to borrow funds or sell assets to fund these distributions. It is possible that the Company might not always be able to continue to make distributions sufficient to meet the annual distribution requirements required to maintain the Company’s REIT status, avoid corporate tax on undistributed income and / or avoid the 4% excise tax.

From time to time, the Company may generate taxable income that this greater than the its income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If the Company does not have other funds available in these situations, the Company could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable the Company to pay out enough of its taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase the Company’s cost or reduce the Company’s

 pg. 10

equity. Thus, compliance with the REIT requirements may hinder the Company’s ability to grow, which could adversely affect the Company’s Stock value.

The Prohibited Transaction Tax May Limit the Company’s Ability to Dispose of its Properties

A REIT’s net income from prohibited transactions are subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosed property held primarily for sale to customers in the ordinary course of business. The Company may be subject to the prohibited transactions tax in an amount equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, the Company cannot assure you that it can comply with the safe harbor or that the Company will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, the Company may choose not to engage in certain sales of its properties or may conduct such sales through a Taxable REIT Subsidiary, which would be subject to Federal and State Income Tax as a Corporation.

An example of this practice is in the event that the Company acquires a small residential property with the intent of renovating it with an anticipation of an immediate resale. In this situation, the Company will need to conduct that activity through a Taxable REIT Subsidiary to avoid the 100% prohibited transaction tax. No assurance can be given, however, that the IRS will respect the transaction by which such properties are contributed to the Company’s Taxable REIT Subsidiary, and, even if the contribution transaction is respected, the Company’s Taxable REIT Subsidiary may incur a significant tax liability as a result of any such sales.

The Company May Pay Taxable Dividends of Its Common Stock and Cash, in which Case Shareholders May Sell Shares of the Company’s Common Stock to Pay Tax on such Dividends, Placing Downward Pressure on the Market Price of the Company’s Common Stock

The Company may distribute taxable dividends that are payable in cash and common stock at the election of the Company’s Shareholders. The IRS has issued private letter rulings to other REIT’s treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for Federal Income Tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but the Company could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent the Company will be able to make taxable dividends payable in cash and common stock.

If the Company made a taxable dividend payable in cash and common stock, taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of the Company’s current and accumulated earnings and profits, as determined for Federal Income Tax purposes. As a result, Shareholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. Shareholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the Company’s Common Stock at the time of the sale. Furthermore, with respect to certain non-U.S. Shareholders, the Company may be required to withhold Federal Income Tax with respect to such dividends, including respect of all or a portion of such dividend that is payable in Common Stock. If the Company made a taxable dividend payable in cash and the Company’s Common Stock, and a significant number of the Company’s Shareholders choose to sell shares of the Company’s Common Stock in order to pay taxes owned on dividends, it may be viewed as economically equivalent to a dividend reduction and put downward pressure on the market price of the Company’s Common Stock. The Company does not currently intend to pay taxable dividends in the form of its Common Stock and cash, although the Company may choose to do so in the future.

The Company’s Ownership of any Taxable REIT Subsidiaries will be Subject to Limitations, and any Transactions with any of the Company’s Taxable REIT Subsidiaries will cause the Company to be Subject to a 100% Penalty Tax on Certain Income or Deductions if those Transactions are Not Conducted on Arm’s-Length Terms

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more Taxable REIT Subsidiaries. In addition, the Code limits the deductibility of interest paid or accrued by a Taxable REIT Subsidiary to its parent REIT to assure that the Taxable REIT Subsidiary is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on REITs for certain transactions between a Taxable REIT Subsidiary and its parent REIT that are not conducted on an arm’s-length basis. Furthermore, the Company will monitor the value of the Company’s respective investments with any of its Taxable REIT Subsidiary ownership limitations and structure the Company’s transactions with its Taxable REIT Subsidiary on terms the Company believes are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however that the Company will be able to comply with the 25% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

 pg. 11

Shareholders May be Restricted from Acquiring or Transferring Certain Amounts of the Company’s Common Stock

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in the Company’s Charter may inhibit any secondary market activity in the Company’s capital stock and restrict the Company’s business combination opportunities.

In order to qualify as a REIT for each taxable year after 2016, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of the Company’s issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns the Company’s Capital Stock under this agreement. Additionally, at least 100 persons must beneficially own the Company’s Capital Stock during at least 335 days of a taxable year for each taxable year after 2016. To help insure that the Company meets these tests, the Company’s Charter restricts the acquisition and ownership of Shares of the Company’s Capital Stock.

The Company’s Charter, with certain exceptions, authorizes the Company’s Board of Directors to take such actions as are necessary and desirable to preserve its qualification as a REIT. Unless exempted by the Company’s Board of Directors, the Company’s Charter prohibits any person beneficially or constructively from owning more than 9.8% in value or number of shares, whichever is more restrictive, of the Company’s outstanding shares of common stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of all classes and series of the Company’s Capital Stock. The Company’s Board of Directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of the Company’s outstanding shares would result in the Company failing to qualify as a REIT. These restrictions on ownership and transfer will not apply, however, if the Company’s Board of Directors determines that it is no longer in the Company’s interest to continue to qualify as a REIT or that compliance with the restrictions is no longer necessary in order to qualify the Company as a REIT.

Complying with REIT Requirements may Cause the Company to Forgo Otherwise Attractive Opportunities

To qualify as a REIT for Federal Income Tax purposes, the Company must continually satisfy tests concerning, among other things, the sources of the Company’s income, the nature and diversification of its assets, the amounts that the Company distributes to its Shareholders and the ownership of the Company’s Stock. The Company may be required to make distributions to Shareholders as disadvantageous times or when the Company does not have funds readily available for distribution and may be unable to pursue investments that would be otherwise advantageous to the Company in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder the Company’s ability to make certain attractive investments.

Dividends Payable by REITs Do Not Qualify for the Reduced Tax Rates Available for some Individuals

The maximum tax rate applicable to “qualified dividend income” payable to U.S. Shareholders that are taxed at individual rates is currently at 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive that investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the Shares of REITs, including the Company’s Common Stock.

The Company May be Subject to Adverse Legislative or Regulatory Tax Changes that Could Reduce the Market Price of the Company’s Common Stock

At any time, the Federal Income Tax Laws governing REITs or the administrative interpretations of those laws may be amended. The Company cannot predict when or if any new Federal Income Tax Law, regulation or administrative interpretations, or any amendment to any existing Federal Income Tax Law, regulation or administrative interpretation, will be adopted, promulgated or become effective, and any such law, regulation, or interpretation may take effect retroactively. The Company and its Shareholders could be adversely affected by any such change in the Federal Income Tax Laws, regulations or administrative interpretations.

 pg. 12

RISKS RELATED TO THE COMPANY AND THE COMPANY’S SECURITIES

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

Chicago Housing REIT, Inc. commenced operations in December of 201 as an Illinois Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Chicago Housing REIT, Inc. will operate profitably.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis.  A Maximum of 2,000,000 9% Convertible Preferred Stock Shares are being offered to the public at $10.00 USD per Share. The Offering is contingent upon the sale of a minimum of ONE HUNDRED THOUSAND 9% CONVERTIBLE PREFERRED STOCK SHARES ($1,000,000) to be sold to Investors through this Offering for the Company to have access to the Offering proceeds. The Company may accept subscriptions as they are received after this minimum number of 9% Convertible Preferred Stock Shares to be sold has been achieved or surpassed. The Offering will terminate upon the earlier to occur; (i) the date that is not more than one year after the Offering is qualified by the United States Securities and Exchange Commission (the “Commission”), (ii) the date on which $20,000,000 USD of 9% Convertible Preferred Stock Shares qualified have been sold, and (iii) a date prior to one year from the date of this Offering begins that is so determined by the Company’s Management (the “Offering Period”). If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases the Company’s 9% Convertible Preferred Stock Shares after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s 9% Convertible Preferred Stock Shares will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Company is offering its 9% Convertible Preferred Stock Shares without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $20,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of real estate assets, and the hiring of essential labor, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company is Dependent on Current Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s Founder, Chief Executive Officer and Chief Financial Officer: Mr. Yanni Koutropoulos.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

 pg. 13

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by Management

As of December 15th, 2015 the Company’s Managers owned approximately 100% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Shares

The Company’s Preferred Stock Shares and Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The

 pg. 14

proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Preferred Stock or Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Company’s Officers deem it necessary.  As a result, the Company’s Preferred Stock Shares and Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

 pg. 15

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Broadcast Technology Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Illinois Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

 pg. 16

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF ILLINOIS, IN THE COUNTY OF COOK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 17

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed as an Illinois Stock Corporation in December of 2015. Upon its formation, the Company has issued TWO HUNDRED TWENTY THOUSAND COMMON STOCK SHARES as illustrated below:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Yanni Koutropoulos Founder, CEO & CFO Chicago Housing REIT, Inc. 111 West Washington Blvd. Chicago, Illinois 60602	Common Stock: 220,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 220,000 Shares (100%) Preferred Stock: No Shares

1.

Upon Conversion of 100% of the 9% Convertible Preferred Stock Shares, Mr. Yanni Koutropoulos will own TEN PERCENT of the Issued and Outstanding Common Stock Shares of the Company.

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 18

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 2,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $1,000,000 (ONE HUNDRED THOUSAND 9% CONVERTIBLE PREFERRED STOCK SHARES) must be invested prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling Shareholders. The Company will receive all proceeds from the sale of 9% Convertible Preferred Stock Shares after the minimum of $1,000,000 has been reached. The proceeds of the 9% Convertible Preferred Stock will remain in an escrow account maintained by FundAmerica “for the benefit of Chicago Housing REIT, Inc.” until disbursed pursuant to the terms and conditions of this Registration Statement. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases 9% Convertible Preferred Stock Shares after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s 9% Convertible Preferred Stock Shares will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Yanni Koutropoulos, the Founder, Chief Executive Officer, and Chief Financial Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Chicago Housing REIT, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 19

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Company 9% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$17,946,400	89.7%	$846,400	84.6%

B.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$2,053,600	10.3%	$153,600	15.4%

Footnotes:

1)

We are offering a maximum of 2,000,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

b.

Illinois: $400

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $52,000 USD. Any costs above $52,000 will be paid by the Executives of the Company.

4)

Until the “Total Minimum” has been raised (invested), all proceeds of the Offering will be held in a Bank Escrow Account with FundAmerica until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all rules and regulations set forth by SEC Rule 15C2-4.

We do intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price)

 pg. 20

Use of Investment Funds Schedule:

USE OF INVESTMENT FUNDS	DOLLAR TOTAL	PERCENTAGE TOTAL
Costs of Offering	$2,053,600	10.3%
Acquisition of 50 Properties	$250,000 Each / $12,500,000 Total	1.25% Each / 62.5% Total
Renovation of 50 Properties	$100,000 Each / $5,000,000 Total	0.5% Each / 25% Total
Operations / Contingency	$446,400	2.2%

NOTE: Should the full investment offering not be fully subscribed, the total funds raised will be distributed per the “percentage total” detailed in the above illustration.

NOTE: The above figures of $250,000 and $100,000 are estimates. The Company anticipates acquiring properties for as little as $50,000 on the low side, and a high as $450,000 on the high side. Renovations may be as little as $50,000 on the low side, and $150,000 on the high side.

 pg. 21

ITEM 7. DESCRIPTION OF BUSINESS

Chicago Housing REIT, Inc. focuses on acquiring, renovating, leasing and operating residential single-family homes, residential multi-family homes, and multi-family apartment homes throughout the greater Chicago area. Chicago Housing REIT, Inc. intends to become the leader in the Small Residential Chicago Real Estate industry by aggregating a city wide geographically diversified portfolio of high quality small residential real estate properties, and developing “Chicago Housing REIT Management” into a nationally recognized brand that is well-known for quality, value and tenant satisfaction throughout the City of Chicago, and will be well respected in each Chicago community we occupy. Our objective is to generate attractive, risk-generated returns for our Company through long-term lease income and asset appreciation in our Greater Chicago area Real Estate Holdings.

Chicago Housing REIT, Inc. intends to use the majority of the net proceeds of this offering to continue to acquire and renovate small residential real estate properties throughout the Greater Chicago area, and to repay any indebtedness that the Company expects to incur in the future. In addition to our single-family and multi-family properties, we also may seek to invest in condominium units, townhouses and real estate-related debt investments, including the acquisition of “performing” and “non-performing” real estate debt notes. Our investments may be made directly or through investment vehicles with third-party investors. In addition to individual property purchases, we may pursue bulk acquisitions from financial institutions, government agencies and competitors.

Residential Real Estate Operations:

Residential housing is the largest real estate asset class in the United States with a size of approximately $25 Trillion U.S. Dollars, according to Zillow (http://www.zillow.com/blog/value-us-homes-to-top-25-trillion-141142/). Historically, according to the U.S. Census Bureau, approximately one-third of this asset class has been rented and single-family homes currently comprise roughly one-third of all residential rental housing. While a large and growing asset class, single-family rental properties have historically been managed by relatively small-scale, “mom and pop” owner-operators or by a limited number of local and regional property management organizations. More recently, the ownership profile of single-family rental properties has shifted to larger investors and national owner-operators, seeking to efficiently acquire larger numbers of homes at distressed values, generate attractive rental cash flow streams and benefit from any potential home price appreciation.

While many investment firms chose to enter the Real Estate Investment Market during the recession, the Company chose to wait until a market recovery was upon us. The Overall cumulative value of all homes in the United States at the end of 2013 was approximately $25.7 Trillion, which is up almost $1.9 Trillion, or 7.9 percent from the end of 2012. Gains were calculated by measuring the difference between cumulative home values as of the end of 2012 and anticipated home values at the end of 2013.

This gain in cumulative home value was the second annual gain in a row, after home values fell every year from 2007 through 2011. Between 2007 and 2011, the total value of the U.S. housing stock fell by $6.3 Trillion. Over the years of 2012 and 2013, U.S. Homes gained back approximately $2.8 Trillion, or about 44 percent of the total value lost during the recession.

In 2013, the housing market continued to build on the positive momentum that began in 2012. Low mortgage rates and an “improving economy” have helped bring both buyers in to the market, but lenders with extremely tight credit guidelines, are not lending mortgage loans to “qualified buyers” like they have in the past, leaving a “saturated qualified renter market” not seen in years in the United States ready to rent homes from investors.

Residential Real Estate Growth Strategies:

Our primary objective is to generate attractive risk-adjusted returns for the Company and we believe this objective can be achieved by following the below strategies:

•

Secure early-mover advantage and position as a dominant owner / operator of residential properties: Until recently, the residential acquisition and rental market has been extremely fragmented, comprised primarily of private and individual property developers and investors in local markets. Until recently, there have been no large-scale, national market owners / operators in the “acquisition, renovation and rental market” due primarily to the challenge of efficiently scaling acquisition, renovation management and lease management of many individual homes, let alone homes that require remodel or renovation. With an unprecedented opportunity to acquire single-family homes at attractive prices, with a over saturated marketplace of qualified renters that do not qualify to purchase a home due to strict mortgage loan restrictions, we intend to leverage our expertise and experience in rapidly building an institutional-quality, professionally managed business.

 pg. 22

•

Employ a robust and disciplined property acquisition process. The Company has established the “Chicago Housing REIT Acquisition and Renovation Platform” to acquire high quality residential properties. The Chicago Housing REIT Acquisition and Renovation Platform is designed for in-house full-time personnel to be dedicated to identifying, evaluating, inspecting and acquiring homes throughout the Greater Chicago Area. The Company will primarily acquire properties at foreclosure auctions, through broker sales (primarily multiple listing service, or MLS, and short sales) and through estate sales. The Company may source property acquisition opportunities through portfolio (or bulk) sales from government agencies, financial institutions and competitors.

•

Assemble a geographically diversified portfolio: We will be focusing on acquiring residential properties in selected submarkets around the Greater Chicago area, with an emphasis of acquisition of an undervalued property in need of repairs, with an emphasis on achieving critical mass within each target market selected. We will continually evaluate potential new markets within a two hours’ drive of our offices in Chicago where we may make investments and establish operations as opportunities emerge. We will select our markets based on steady population growth, strong rental demand and a high level of distressed sales of homes that can be acquired below replacement cost, providing for attractive potential yields and capital appreciation.

•

Efficiently manage and operate properties: Building on the experience of the executive team, we believe the key to efficiently managing a large number of relatively low-cost properties is to strike the appropriate balance between “centralization” and “decentralization”. We will utilize in-house property management as much as possible for our properties in as many markets as we believe it is economical to do so.

•

Establish a nationally recognized brand of quality residential rental properties in the City of Chicago: We will strive to establish “Chicago Housing REIT Real Estate Management” as a nationally recognized brand for Chicago Real Estate, because we believe that establishing a brand well-known for quality, value and tenant satisfaction will help attract and retain tenants and qualified personnel, as well as support higher rental rates.

The Company’s Investment Process:

The Company has a regional scalable real estate acquisition and management platform that the Company believes will be among the most advanced in the small residential real estate rental sector. The Company’s Founder and Chief Executive Officer of the Company began developing the platform while managing the real estate portfolio for “Southland Homes”, and the platform has been expanded and refined based upon his actual operating experience over the past five years. This platform integrates proprietary processes and technology that will support functions necessary for the acquisition and management of small residential real estate properties throughout the Greater Chicago area. The Company will use this proven process and technology to identify attractive small residential properties in select markets of the Greater Chicago area, and to renovate and rent the properties, as well as manage the Company’s operations.

•

Investment Criteria for Chicago Market Selection: The Company’s acquisition strategy is based upon extensive Chicago Real Estate Market Research and the Founder and Chief Executive Officer’s Chicago Real Estate Market operating experience. Notwithstanding the large number of homeowners who continue to experience financial distress, not all regions of the Greater Chicago Market offer attractive small residential real estate investment opportunities. When identifying desirable Chicago Markets, the Company focuses on factors such as the magnitude of housing declines, strength of rental demand and rates of job growth, population growth and unemployment. The Company will use this data from a variety of sources and evaluate both macroeconomic and microeconomic inputs (this will include, but will not be limited to, housing market data, demographic data and economic data). Within Chicago Markets that meet the Company’s selection criteria, the Company will seek to identify the submarkets, subdivisions and neighborhoods that offer the most attractive mix of small residential housing prices, small residential rental demand and small residential rental rates, which are often characterized by good access to transportation networks and employment centers, good schools and low levels of crime.

•

Property Management Process: The Company has a plan to steadily grow its infrastructure, operating systems and personnel to provide continuous property management services, including securing a property upon acquisition, coordinating with utility companies, controlling the renovation and construction process, managing the rental / leasing process, communicating with tenants, collecting rents, conducting periodic inspections, managing routine property maintenance and repair, paying sales taxes and homeowners’ association fees (when applicable), and interacting with vendors and contractors.

 pg. 23

Restrictions on Ownership and Transfer:

Due to limitations on the concentration of ownership of REIT Stock imposed by the Internal Revenue Code of 1986, as amended, or the Code, subject to certain exemptions, the Company’s charter provides no person may beneficially or constructively own, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of the Company’s Capital Stock. See “Description of Capital Stock – Restrictions on Ownership and Transfer”

The Company’s Charter also prohibits any person from, among other matters:

•

Beneficially or constructively owning or transferring shares of the Company’s Capital Stock if such ownership or transfer would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

•

Transferring Shares of the Company’s Capital Stock if such transfer would result in the Company’s Capital Stock being owned by fewer than ONE HUNDRED persons, effective beginning on the date on which the Company has ONE HUNDRED Shareholders;

•

Beneficially or constructively owning shares of the Company’s Capital Stock to the extent such beneficial or constructive ownership would cause the Company to constructively own TEN PERCENT or more of the ownership interest in a tenant (other than a Taxable REIT Subsidiary) of the Company’s Real Property within the meaning of Section 856(d)(2)(B) of the Code; or

•

Beneficial or constructively owning or transferring Shares of the Company’s Capital Stock if such beneficial or constructive ownership or transfer would otherwise cause the Company to fail to qualify as a REIT under the Code.

The Company’s Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in the Company’s Charter, and may establish or increase an exempted holder percentage limit for such person if the Company’s Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause the Company to fail to qualify as a REIT.

The Company’s Charter also provides that any ownership or purported transfer of the Company’s Stock in violation of the foregoing restrictions will result in the Shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such Shares, except that any transfer that results in the violation of the restriction relating to Shares of the Company’s Capital Stock being beneficially owned by fewer than 100 persons will be “void ab initio”. If the transfer of the trust is inefficient for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be “void ab initio”.

 pg. 24

CHICAGO REAL ESTATE MARKET TRENDS, DATA & STATISTICS

Case-Shiller Home Price Index For Chicago Metro Area

Home price data for single family homes and condos in the Chicago metro area is reported monthly and goes back to January, 1987. The graph below is current through September, 2015 and includes a trendline, conservatively established for single family homes during a 12- year period of rather reasonable price increases.

Interestingly, it looked like the index for single family homes bottomed in April of 2009, but then it dipped three more times. Much of this repeated dipping is a seasonal effect but recently the seasonal recovery in prices was exceptionally strong. May and June 2012 came along and blew the numbers out of the water – prices were up 4.5% and 4.6% from April and May respectively, which is huge. Even after adjusting for seasonality these were the largest one month increases in 24 years.

September 2015 single family home prices were down by 0.4% over August and up 1.1% year over year. Single family home prices are now back to the level seen in July 2003, having fallen a total of 21.4% from the peak in September 2006. However, the index is running 23.1% below the trendline, but that gap may never close since inflation is not what it used to be.

Condominium prices actually dropped 0.3% from August. The condo index is also now back to October 2003 levels, having fallen a total of 15.9% from their peak in September 2007. Condominium prices were up on a year over year basis by a decent 3.6%.

Please note that these numbers are based upon a 3 month trailing average of home sales so they are looking back pretty far.

 pg. 25

Illinois Association of Realtors Monthly Sales Data (Chicago PMSA)

The IAR tracks monthly units sold for the Chicago Primary Metropolitan Statistical Area (PMSA), which includes a broad area of Chicago and its suburbs. Units sold can be a leading indicator of the direction of housing prices. The graph below shows single family homes plus condominiums sold from January, 2006 through November, 2015, along with a 12 month moving average (to remove seasonality effects). In addition, we have flagged all November data points for comparison purposes.

The graph shows that home sales in the Chicago area have rebounded over the last 6 years, though sales have flattened out in the last couple of years. 2015 was the second year in a row where November sales declined from 2013 levels.

Chicago Association of Realtors Quarterly Unit Sales for Chicago

CAR tracks quarterly residential units sold for the city of Chicago. The graph below shows single family homes plus condominiums sold from the first quarter of 1992 through the second quarter of 2013. In order to smooth out the seasonal patterns the graph also displays a rolling 4 quarter moving average of the data.

 pg. 26

While the first half of 2010 had a significant impact from the homebuyer tax credit the vacuum left behind caused sales to decline in the second half of the year. The market did not begin to return to normal until sometime in 2011 and it has been on a tear ever since. In fact, looking back over the last 21 years there have only been 5 years with higher sales volume than 2013. And you know what? Look at that employment graph below and you will see that employment is about where it was in 2006 at the bubble peak. Not sure what to make of that because the outlook back then was certainly more optimistic than it is now.

It’s also interesting to note that Chicago home sales peaked in the last half of 2005 but prices didn’t peak until October, 2006. This reinforces the idea that unit sales are a leading indicator of home prices.

Chicago Area Employment

A great indicator of long term demand for housing in any region is the employment statistics. People can’t afford to buy homes if they’re not working. Therefore, we track the employment numbers reported by the Bureau of Labor Statistics for the broad Chicago metropolitan area, which includes such towns as Naperville and Joliet. We track employment instead of the unemployment rate because the latter is strongly affected by estimates of the labor force – and it’s the employed that buy homes. The graph below is current through August 2015.

 pg. 27

These numbers had been showing growth until June 2008 when employment started to drop from the previous year. After plumbing 14 year lows, Chicago area employment finally rebounded during 2010 and has been on a general upward trend since. In fact, in July Chicago area employment hit a new high since the recession and we are approaching the all-time highs of 2007. Since the bottom in January 2010 we’ve seen an increase in employment in the area to the tune of 360,000 jobs. At this point “only” 92,000 jobs have been lost in total since the peak in July 2007 and that puts us back to May 2007 levels of employment.

The unemployment rate for Chicago is a terrible indicator of the health of the local economy. The rate can vary significantly from month to month as a result of changes in the assumed size of the labor force. Currently it stands at 4.9%, which is the lowest it has been in the last 8 years.

Another interesting tidbit to note is that, even though employment declined from 2000 – 2004, home sales continued to rise. Then, despite the fact that employment rose from 2006 – 2008, home sales were in a decline. So clearly employment is surprisingly not totally correlated with home sales.

Chicago Foreclosures

And when people aren’t working foreclosures happen. The following graph, based upon REALTY TRAC data, shows the number of properties experiencing “foreclosure activity” by month – which means that the property owners received some kind of official notice pertaining to foreclosure. However, the aggregate statistics overstate the problem somewhat in that they include all follow up notices – i.e. a distressed property will appear in the numbers multiple times as it passes through various stages of foreclosure. For that reason it’s more instructive to look at the individual components of the activity numbers, since a property is only counted once at each stage. While most of 2012 saw higher foreclosure activity than 2011, activity has trended downward since – in particular the number of homes in default. There was a huge spike in March – possibly because a logjam was broken up – but the numbers came back to earth in April and have subsequently hovered near the lower end of the range.

 pg. 28

As you can see from the graph the numbers are highly volatile and month to month fluctuations don’t really mean that much.

Even more interesting is the percentage of home sales in the Chicago market that are distressed – either bank owned or short sales. The percentages are clearly seasonal, dropping off during the summer when there is plenty of inventory but rising during the winter when the more desperate sellers tend to be out. 18.6% of November’s sales were distressed, which is the lowest percentage for November in the last 7 years.

 pg. 29

Chicago Residential Real Estate Rental Market

•

Rising Rent Prices: Rents have been rising since the 2008 recession

•

Seasonality: Strong Summer Season with 70% of turnover occurring during the Spring & Summer

•

Renters in Chicago: 54% of housing are rentals. Renters are generally tech-savvy and between 18 to 35 years old

•

Ordinances: Chicago is tenant friendly, stringent penalties for compliance failure(s)

Chicago Rents:

Rents in Chicago have been rising since before the recent recession and continue to rise. The continued rise in rents have begun to “spook” prospective renters, but when looking at the market data, Chicago does not actually make the list of the top ten most expensive cities to rent in. At a median rent for a one bedroom just below $1,000, Chicago is well below San Francisco’s median of $2,900 and New York’s median of $2,950.

Rent in Chicago can vary significantly by neighborhood. Certain areas can be double the city-wide median, reaching over $2,000 per month for a 1-bedroom. Despite the relative reasonableness of rent prices, for tenants – find and leasing an single family home in the greater Chicago Market can be an exhausting challenge, rivalling the difficulty renters face in Cities like New York.

 pg. 30

Average Rent for One Bedroom Apartments in Chicago Neighborhoods
The Loop
Near North Side
Near West Side
Near South Side
West Town
Lincoln Park
Lakeview
North Center
Uptown
Logan Square
Lincoln Square
Edgewater
Lower West Side
Avondale
Irving Park
Albany Park
Humbolt Park
Garfield Park
Hermosa
Lawndale
Chicago Neighborhood
0
200
400
600
800
1000
1200
1400
1600
1800
2000
Median Rent Price
RENTALUTIONS
Last Updated: Summer 2013

Average Rent for Two Bedroom Apartments in Chicago Neighborhoods
Near North Side
The Loop
Near West Side
Near South Side
Lincoln Park
West Town
Lakeview
North Center
Edgewater
Uptown
Logan Square
Lincoln Square
Irving Park
Avondale
Albany Park
Lower West Side
Garfield Park
Hermosa
Humbolt Park
Lawndale
Chicago Neighborhood
0
500
1000
1500
2000
2500
3000
Median Rent Price
RENTALUTIONS
Last Updated: Summer 2013

 pg. 31

Current Assets of the Company:

The Company current owns 20% of “SOUTHLAND HOMES, LLC”, which currently owns FIFTEEN properties in the “Markham” section of the City of Chicago. Below are details of the properties owned. This equity was transferred from the Company’s Founder and Chief Executive Officer, Mr. Yanni Koutropoulos in January of 2016:

 pg. 32

B.

The Offering

The Company is offering a maximum of 2,000,000 9% Convertible Preferred Stock Shares at a price of $10.00 USD per Share, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Real Estate Acquisitions, Development and sales / rental / leasing business.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

A minimum of $1,000,000 (ONE HUNDRED THOUSAND 9% CONVERTIBLE PREFERRED STOCK SHARES) must be invested prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling Shareholders. The Company will receive all proceeds from the sale of 9% Convertible Preferred Stock Shares after the minimum of $1,000,000 has been reached. The proceeds of the 9% Convertible Preferred Stock will remain in an escrow account maintained by FundAmerica “for the benefit of Chicago Housing REIT, Inc.” until disbursed pursuant to the terms and conditions of this Registration Statement. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases 9% Convertible Preferred Stock Shares after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s 9% Convertible Preferred Stock Shares will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

 & Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

 & Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

To qualify as a REIT, the Company must distribute annually to our Shareholders an amount equal to at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on its taxable income that is not distributed and to an excise tax to the extent that certain percentages of the Company’s taxable income is not distributed by specified dates. See “Material Federal Income Tax Considerations”. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to the Company’s income as determined for financial reporting purposes.

The amount, timing and frequency of distributions authorized by the Company’s Board of Directors will be based upon a variety of factors, including:

•

Actual results of operations;

 pg. 33

•

The Company’s ability to generate positive cash flow from operations and level of retained cash flows;

•

The timing of the investment of the net proceeds of this offering;

•

Restrictions under Illinois Law(s);

•

Any debt service requirements and compliance with covenants under any credit facility of the Company;

•

The Company’s taxable income

•

The annual distribution requirements under the REIT provisions of the Code;

•

Distributions to senior equity holders, if any; and

•

Other factors that the Company’s Board of Directors may deem relevant.

The Company has not made any distributions to its Shareholders prior to this Offering. The Company’s ability to make distributions to its Shareholders following this Offering will depend upon the ability of the Company’s Management Team to invest the net proceeds of this Offering in its target assets in accordance with the Company’s Business Strategy and the performance of the Company’s Real Estate Holdings. The Company does not currently and may not at any time following this Offering be able to generate sufficient cash flow from operations to pay distributions to its Shareholders.

The Company’s goal is to fund future payments of quarterly distributions to the Company’s Shareholders entirely from distributable cash flows. The Company’s ability to fund distributions from cash flow will depend primarily upon the Company’s ability to acquire additional small residential properties and the capital with which to conduct those acquisitions. The Company intends to pursue Offerings of the Company’s equity securities, the proceeds of which will be applied primarily towards the acquisition of additional small residential properties throughout the greater Chicago area. There can be no assurance, however, that the Company will be able to acquire additional small residential properties or have the capital required to conduct those acquisitions. In the vent that the Company is not able to consistently fund distributions to its Shareholders entirely from distributable cash flows, the value of the Company’s Shares may be negatively impacted.

The Company’s articles of incorporation allow the Company to issue preferred stock shares that could have a preference on distributions. If the Company does issue preferred stock shares, the distribution preference on the preferred stock shares could limit the Company’s ability to make distributions to the holders of the Company’s Common Stock Shares. The Company’s Board of Directors will set the level of distributions. The Company intends to distribute its taxable income (if any) to its Shareholders and retain the balance of its cash available for distribution for reinvestment in small residential properties throughout the Greater Chicago area. However, the Company’s cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and the Company may be required to borrow money, sell assets or make taxable distributions of its equity shares or debt securities to satisfy the distribution requirements.

The timing and frequency of distributions authorized by the Company’s Board of Directors in its sole discretion and declared by the Company will be based upon a variety of factors deemed relevant by the Company’s Board of Directors, which may include among others: the Company’s actual and projected results of operations, the Company’s liquidity, the Company’s cash flows and financial condition, revenue from its small residential properties, the Company’s operating expenses, economic conditions, debt service requirements, limitations under the Company’s financing arrangements, applicable State and Federal Laws, capital requirements and the REIT requirements of the Code. The Company’s actual results of operations will be affected by a number of factors, including the revenue the Company’s receives from its assets, the Company’s operating expenses, interest expenses and unanticipated expenditures. For more information regarding Risk Factors that could materially adversely affect the Company’s actual results of operations, see “Risk Factors”.

The Company cannot guarantee whether or when the Company will be able to make distributions or that any distributions will be sustained over time. Distributions to the Company’s Shareholders generally will be taxable to the Company’s Shareholders as ordinary income, although a portion of such distributions may be designated by the Company as capital gain dividends or qualified dividend income, or may constitute a return of capital. The Company will furnish annually to each of its Shareholders a statement setting forth distributions paid during the preceding year and their Federal Income Tax Treatment. For more information on the Federal Income Tax Treatment of the Company’s distributions, see “Material Federal Income Tax Considerations”.

 pg. 34

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 2,000,000 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock in 12 months under the following terms and conditions:

▪

YEAR ONE: Mandatory Conversion

•

Mandatory: On the last business day of the 12th month of the investment, the Shareholder MUST convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

The Securities and Exchange Commission, nor any other Federal or Securities Enforcement Entities, requires the Company to required to furnish you with quarterly un-audited financial reports and an annual audited financial report. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 35

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11595

Phone: 855-9VSTOCK

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 2,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $1,000,000 (ONE HUNDRED THOUSAND 9% CONVERTIBLE PREFERRED STOCK SHARES) must be invested prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling Shareholders. The Company will receive all proceeds from the sale of 9% Convertible Preferred Stock Shares after the minimum of $1,000,000 has been reached. The proceeds of the 9% Convertible Preferred Stock will remain in an escrow account maintained by FundAmerica “for the benefit of Chicago Housing REIT, Inc.” until disbursed pursuant to the terms and conditions of this Registration Statement.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases 9% Convertible Preferred Stock Shares after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s 9% Convertible Preferred Stock Shares will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

 pg. 36

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Chicago Housing REIT, Inc.

The Company	Chicago Housing REIT, Inc. is an Illinois Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 40 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $20,000,000 from Investors.  The securities being offered hereby consists of up to TWO MILLION 9% Convertible Preferred Stock Shares of the Company, priced at $10.00 USD per Share, subject to the Company’s discretion to increase the size of the offering.  The purchase price for the Shares is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 2,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $1,000,000 (ONE HUNDRED THOUSAND 9% CONVERTIBLE PREFERRED STOCK SHARES) must be invested prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling Shareholders. The Company will receive all proceeds from the sale of 9% Convertible Preferred Stock Shares after the minimum of $1,000,000 has been reached. The proceeds of the 9% Convertible Preferred Stock will remain in an escrow account maintained by FundAmerica “for the benefit of Chicago Housing REIT, Inc.” until disbursed pursuant to the terms and conditions of this Registration Statement.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases 9% Convertible Preferred Stock Shares after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s 9% Convertible Preferred Stock Shares will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock in TWELVE MONTHS form the date of purchase by the Investor:

•

Twelve Month Mandatory Conversion:

•

Mandatory: On the last business day of the 12th month of the investment, the Shareholder MUST convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

NOTE: The Company has the Right to convert the 9% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

 pg. 38

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not as of the date of this Registration Statement, own any real estate. The Company’s address is 111 West Washington Blvd., Chicago, Illinois 60602.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

Chicago Housing REIT, Inc. commenced operations in December of 201 as an Illinois Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Chicago Housing REIT, Inc. will operate profitably.

Overview:

Chicago Housing REIT, Inc. focuses on acquiring, renovating, leasing and operating residential single-family homes, residential multi-family homes, and multi-family apartment homes throughout the greater Chicago area. Chicago Housing REIT, Inc. intends to become the leader in the Small Residential Chicago Real Estate industry by aggregating a city wide geographically diversified portfolio of high quality small residential real estate properties, and developing “Chicago Housing REIT Management” into a nationally recognized brand that is well-known for quality, value and tenant satisfaction throughout the City of Chicago, and will be well respected in each Chicago community we occupy. Our objective is to generate attractive, risk-generated returns for our Company through long-term lease income and asset appreciation in our Greater Chicago area Real Estate Holdings.

Chicago Housing REIT, Inc. intends to use the majority of the net proceeds of this offering to continue to acquire and renovate small residential real estate properties throughout the Greater Chicago area, and to repay any indebtedness that the Company expects to incur in the future. In addition to our single-family and multi-family properties, we also may seek to invest in condominium units, townhouses and real estate-related debt investments, including the acquisition of “performing” and “non-performing” real estate debt notes. Our investments may be made directly or through investment vehicles with third-party investors. In addition to individual property purchases, we may pursue bulk acquisitions from financial institutions, government agencies and competitors.

 pg. 39

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Yanni Koutropoulos (Age: 55 )

Founder, CEO, CFO & Chairman of the Board of Directors

John (Yanni) Koutropoulos, came to the USA in 1981 as a medical student from the University of Athens in Greece; he later graduated from the University of Illinois with a major in Biochemistry.

He began his career as a Sales Manager in the Food industry and then as an entrepreneur by purchasing and operating numerous family restaurants in the Chicago Area.

In 2011 Yanni founded Brightstar Development and Construction Company. This development company, has extensive experience in construction and development as well as business and multi-family property management and are approved with the NSP (Neighborhood Stabilization Program) for the City of Chicago.

B. Significant Employees.   All Members of Chicago Housing REIT, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Chicago Housing REIT, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In December of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Chicago Housing REIT, Inc. will be entitled to receive an annual salary of:

Mr. Yanni Koutropoulos

CEO, CFO of the Board of Directors

$1.00

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

 pg. 40

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed as an Illinois Stock Corporation in December of 2015. Upon its formation, the Company has issued TWO HUNDRED TWENTY THOUSAND COMMON STOCK SHARES as illustrated below:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Yanni Koutropoulos Founder, CEO & CFO Chicago Housing REIT, Inc. 111 West Washington Blvd. Chicago, Illinois 60602	Common Stock: 220,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 220,000 Shares (100%) Preferred Stock: No Shares

1.

Upon Conversion of 100% of the 9% Convertible Preferred Stock Shares, Mr. Yanni Koutropoulos will own TEN PERCENT of the Issued and Outstanding Common Stock Shares of the Company.

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder Mr. Yanni Koutropoulos, the Company’s Founder, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors. This sole shareholder currently owns the majority of the issued and outstanding controlling Common Stock Shares of Chicago Housing REIT, Inc. Consequently, this sole shareholder control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr.Yanni Koutropoulos thus has complete control over the Company’s management and affairs.  Accordingly, this sole ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 41

ITEM 14. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of TWO MILLION 9% Convertible Preferred Stock Shares are being offered to the public at $10.00 USD per 9% Convertible Preferred Stock Unit.

•

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock in TWELVE MONTHS form the date of purchase by the Investor:

▪

YEAR ONE: Mandatory Conversion

•

Mandatory: On the last business day of the 12th month of the investment, the Shareholder MUST convert each Share of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 2,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $1,000,000 (ONE HUNDRED THOUSAND 9% CONVERTIBLE PREFERRED STOCK SHARES) must be invested prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling Shareholders. The Company will receive all proceeds from the sale of 9% Convertible Preferred Stock Shares after the minimum of $1,000,000 has been reached. The proceeds of the 9% Convertible Preferred Stock will remain in an escrow account maintained by FundAmerica “for the benefit of Chicago Housing REIT, Inc.” until disbursed pursuant to the terms and conditions of this Registration Statement. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases 9% Convertible Preferred Stock Shares after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s 9% Convertible Preferred Stock Shares will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Yanni Koutropoulos, the Founder, Chief Executive Officer & Chief Financial Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group,

 pg. 42

thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Illinois for agreements made in and to be performed in the state of Illinois. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Capital Stock of the Company

The following is a summary of the material terms of the Capital Stock of the Company, and of certain provisions in the Company’s Charter and Bylaws. For a complete description, you are urged to review in their entirety the Company’s Charter and the Company’s Bylaws, which are field as an exhibit to this Registration Statement, of which this prospectus is a part, and applicable Illinois Law.

General:

The Company’s Charter provides that the Company may issue 500,000,000 (Five Hundred Million) shares of Capital Stock, consisting of 450,000,000 (Four Hundred Fifty Million) Shares of Common Stock, $0.01 par value per Share, and up to 50,000,000 (Fifty Million) shares of Preferred Stock, $0.01 par value per Share. The Charter authorizes the Company’s Board of Directors, with the approval of a majority of the entire Board, and without any action on the part of the Company’s Shareholders, to amend the Company’s Charter to increase or decrease the aggregate number of authorized shares of stock, or the number of authorized shares of stock of any class or series without stockholder approval. Upon completion of this Offering, the Company will have 220,000 (Two Hundred Twenty Thousand) outstanding Shares of Common Stock and 2,000,000 (Two Million) outstanding Shares of Preferred Stock. Under Illinois Law, Shareholders generally are not liable for a Corporation’s debts or obligations.

 pg. 43

Common Stock:

Subject to the preferential rights, if any, of Shareholders of any other class or series of Stock of the Company, and to the provisions of the Company’s Charter regarding restrictions on ownership and transfer of the Company’s Stock, Shareholder of the Company’s Common Stock:

•

Have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by the Company’s Board of Directors and declared by the Company; and

•

Are entitled to share ratably in the assets of the Company legally available for distribution to the Shareholders of the Company’s Common Stock in the event of the Company’s liquidation, dissolution or winding up of the Company’s affairs.

There are generally no redemptions, sinking fund, conversion, preemptive or appraisal rights with respect to the Company’s Common Stock.

Subject to the provisions of the Company’s Charter regarding restrictions on ownership and transfer of the Company’s Stock, and except as may otherwise be specified in the terms of any class or series of the Company’s Stock, each outstanding Share of the Company’s Common Stock entitles the Shareholder to ONE VOTE on all matters submitted to a vote of Shareholders, including the election of Directors, and, except as may be provided with respect to any other class or series of the Company’s Stock, the Shareholders of such Shares will possess the exclusive voting power. There is no cumulative voting in the election of the Company’s Directors, and Company Directors will be elected by a plurality of all the votes cast in the election of Company Directors. Consequently, at each annual meeting of the Shareholders, the Shareholders of a majority of the outstanding Shares of the Company’s Common Stock can elect all of the Company’s Directors then standing for election, and the Shareholders of the remaining Shares will not be able to elect any of the Company’s Directors.

Power to Reclassify and Issue Company Stock:

The Company’s Board of Directors may classify any unissued Shares of Preferred Stock, reclassify any unissued Shares of Common Stock, or any previously classified but unissued Shares of Preferred Stock into other classes or series of Company Stock, including one or more classes or series of Company Stock that have priority over the Company’s Common Stock with respect to voting rights or distributions, or upon liquidation, and authorize the Company to issue the newly classified Shares. Prior to the issuance of Shares of each class or series, the Company’s Board of Directors is required by its Corporate Charter, subject to the provisions of the Company’s Charter regarding the restrictions on ownership and transfer of the Company’s Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without Shareholder approval, unless Shareholder approval is required by applicable law, the terms of any other class or series of the Company’s Stock or the rule of any Stock Exchange or automated quotation system on which the Company’s Stock may be then listed or quoted.

Restrictions on Ownership and Transfer:

In order to qualify as a REIT under the Code, the Company’s Shares of Stock must be beneficially owned by ONE HUNDRED or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than FIFTY PERCENT of the value of the Company’s outstanding Shares of Capital Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because the Company’s Board of Directors believes it is at present in the Company’s best interest to qualify as a REIT, the Company’s Charter, subject to certain expectations, contains restrictions on the number of the Company’s Shares of Stock that a person may own. The Company’s Charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in the number of Shares, whichever is more restrictive, of the outstanding Shares of any class of the Company’s Capital Stock, or the Ownership Limit.

The Company’s Charter also prohibits any person from, among other matters:

•

Beneficially or constructively owning or transferring shares of the Company’s Capital Stock if such ownership or transfer would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

 pg. 44

•

Transferring Shares of the Company’s Capital Stock if such transfer would result in the Company’s Capital Stock being owned by fewer than ONE HUNDRED persons, effective beginning on the date on which the Company has ONE HUNDRED Shareholders;

•

Beneficially or constructively owning shares of the Company’s Capital Stock to the extent such beneficial or constructive ownership would cause the Company to constructively own TEN PERCENT or more of the ownership interest in a tenant (other than a Taxable REIT Subsidiary) of the Company’s Real Property within the meaning of Section 856(d)(2)(B) of the Code; or

•

Beneficial or constructively owning or transferring Shares of the Company’s Capital Stock if such beneficial or constructive ownership or transfer would otherwise cause the Company to fail to qualify as a REIT under the Code.

The Company’s Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in the Company’s Charter, and may establish or increase an exempted holder percentage limit for such person if the Company’s Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause the Company to fail to qualify as a REIT.

Any attempted transfer of Shares of the Company’s Capital Stock which, if effective, would violate any of the restrictions described above will result in the number of Shares of the Company’s Capital Stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to Shares of the Company’s Capital Stock being beneficially owned by fewer than ONE HUNDRED persons will be null and void. In either case, the proposed transferee will not acquire any rights in those Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding Shares. The proposed transferee will not benefit economically from ownership of any Shares held in the trust, will have no rights to dividends or other distributions, and will have no rights to vote or other rights attributable to the Shares held in trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to the Shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the Company’s discovery that Shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Illinois Law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to the Company’s discovery that the Shares have been transferred to the trust, and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from the Company that the Shares of the Company’s Stock have been transferred to the trust, the trustee will sell the Shares to a person, designated by the trustee, whose ownership of the Shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the Shares or, if the proposed transferee did not give the value for the Shares in connection with the event causing the Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market per price (as defined in the Company’s Charter) of the Shares on the day of the event causing the Shares to be held in the trust, and (2) the price per Share received by the trustee (net of any commissions and other expenses of sale) and other distributions that have been paid to the proposed transferee and are owned by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to the Company’s discovery that Shares of the Company’s Stock have been transferred to the trust, the Shares are sold by the proposed transferee, then (1) the Shares shall be deemed to have been sold on behalf of the trust, and (2) to the extent that the proposed transferee received an amount of the Shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, Shares of the Company’s Stock held in the trust will be deemed to have been offered for sale by the Company, or the Company’s designee, at a price share equal to the lesser of (1) the price per Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date that the Company, or the Company’s designee, accept the offer, which the Company may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. The Company has the right to accept the offer until the trustee has sold the Shares. Upon a sale to the Company, the interest of the charitable beneficiary in the Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

 pg. 45

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights to those Shares.

Any certificate representing Shares of the Company’s Capital Stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertified Shares, will bear a legend referring to the restrictions described above. The Company does not expect to issue certificates representing Shares of the Company’s Capital Stock.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares of the Company’s Capital Stock that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned Shares of the Company’s Capital Stock that resulted in a transfer of Shares to a charitable trust, is required to give written notice immediately to the Company, or in the case of a proposed or attempted transaction, to give at least FIFTEEN DAYS prior written notice, and provide the Company with such other information as the Company may request in order to determine the effect on the transfer on the Company’s status as a REIT. The foregoing restrictions on ownership and transfer will not apply if the Company’s Board of Directors determine that it is no longer in the best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions is no longer necessary in order for the Company to qualify as a REIT.

Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number of value of the outstanding Shares of the Company’s Capital Stock, within THIRTY DAYS after the end of each taxable year, is required to give the Company written notice, stating his / her / its name and address, the number of Shares of each class and series of Shares of the Company’s Capital Stock that he / she / it owns and a description of the manner in which the Shares are held. Each of these owners must provide the Company with additional information that the Company may request in order to determine the effect, if any, on his / her / its beneficial ownership on the Company’s status as a REIT and to ensure compliance with the ownership limits. In addition, each Shareholder will upon demand be required to provide the Company with information that the Company may request in good faith in order to determine its status as a REIT, and to comply with the requirements of any taxing authority, or governmental authority, or to determine the Company’s compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for Shares of the Company’s Common Stock or otherwise be in the best interest of the Company’s Shareholders.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 50,000,000 (Fifty Million) shares of Preferred Stock. As of December 30th, 2015 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, TWO MILLION shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of December 30th, 2015, there were 220,000 shares of our Common Stock outstanding, which were held of record of ONE stockholder, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of December 30th, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Illinois. Illinois General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar

 pg. 46

standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Illinois’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Illinois’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 47

ITEM 15. MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material Federal Income Tax considerations that you, as a Shareholder, may consider relevant in connection with the purchase, ownership and disposition of the Company’s Common Stock. The Company’s Legal Counsel has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects, as is detailed in the LEGAL OPINION EXHIBIT. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Shareholders in light of their personal investment or tax circumstances, or to certain types of Shareholders that are subject to special treatment under the Federal Income Tax Laws, such as:

•

Insurance companies;

•

Tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Shareholders” below);

•

Financial institutions or broker-dealers

•

Non-U.S. individuals and foreign corporation (except to the limited extent discussed in – “Taxation of Non-U.S.

    Shareholders” below)

•

U.S. expatriates;

•

Persons who mark-to-market the Company’s Common Stock;

•

Subchapter S corporations;

•

U.S. Shareholders (as defined below) whose functional currency is not the United States Dollar;

•

Regulated Investment Companies and REITs;

•

Trusts and estates

•

Shareholders who receive the Company’s Common Stock through the exercise of employee stock options or otherwise as compensation;

•

Persons holding the Company’s Common Stock as part of a “straddle”, “hedge”, “conversion transaction”,

    “synthetic security” or other integrated investment;

•

Persons subject to the Alternative Minimum Tax (“AMT”) provision of the Code; and

•

Persons holding the Company’s Common Stock through a partnership or similar pass-through entity.

This summary assumes that Shareholders hold Shares as capital assets for Federal Income purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be constructed as tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practice of the IRS, and court decisions. The reference to IRS interpretations and practice includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. The Company has not received any rulings from the IRS concerning the Company’s qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMPANY’S PREFERRED OR COMMON STOCK, AND OF THE COMPANY’S ELECTION TO BE TAXED AS A REIT, SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE LAWS.

Taxation of the Company

The Company was formed in December of 2015 as an Illinois Stock Corporation. The Company intends to elect to be taxed as a REIT for Federal Income Tax purposes commencing with the Company’s taxable year ending on December 31st, 2016 upon filing the Company’s Federal Income Tax return for that year. The Company believes that, commencing with a full taxable year, the Company will have been organized and have operated in such a manner for a full taxable year as to qualify as a REIT under the Federal Tax Laws, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the Federal Income Tax Treatment of a REIT and its Shareholders. These laws are highly technical and complex.

In connection with this Offering, the Company’s Legal Counsel will render an opinion that the Company qualified to be taxed as a REIT under the Federal Income Tax Laws for the taxable year ending December 31st, 2016, and that the Company’s current and

 pg. 48

proposed operations will enable the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Federal Income Tax Laws for the Company’s taxable year ending December 31st, 2016 and subsequent taxable years. Investors should be aware that the Company’s Legal Counsel’s opinion will be based upon customary assumptions, will be conditioned upon certain representations made by the Company as to factual matters, including representations regarding the Company’s the nature of the Company’s assets and of the conduct of the Company’s business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, the Company Legal Counsel’s opinion will be based on existing Federal Income Tax Laws governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, the Company’s qualification and taxation as a REIT will depend upon the Company’s ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the Federal Income Tax Laws. Those qualification tests involve the percentage of income that the Company earns from specified sources, the percentage of the Company’s assets that fall within specified categories, the diversity of the Company’s Capital Stock ownership, and the percentage of the Company’s earnings that the Company distributes. The Company’s Legal Counsel will not review the Company’s compliance with those tests on a continuing basis. Accordingly, no assurances can be given that the Company’s actual results of operations for any particular taxable year will satisfy such requirements. The Company’s Legal Counsel’s opinion does not foreclose the possibility that the Company may have to use one or more of the REIT savings provisions described below, which would require the Company to pay an excise or penalty tax (which could be material) in order for the Company to maintain its REIT qualification. For a discussion of the tax consequences for the Company’s failure to qualify as a REIT, see – “Failure to Qualify”.

If the Company qualified as a REIT, the Company will not be subject to the Federal Income Tax on the taxable income that the Company distributes to its Shareholders. The benefit of the Tax Treatment is that it avoids the “double taxation”, or taxation at both the corporate and the Shareholder levels, that generally results from owning stock in a corporation. However, the Company will be subject to Federal Tax in the following circumstances:

1.

The Company will pay Federal Income Tax on any taxable income, including undistributed net capital gains, that the Company does not distribute to Shareholders during, or within a specified time period after, the calendar year in which the income is earned.

2.

The Company may be subject to the “Alternative Minimum Tax” (“AMT”) on any items of tax preferences including any deductions of net operating losses.

3.

The Company will pay income tax at the highest corporate rate on net income from the sale on other disposition of property acquired through foreclosure that the Company holds primarily for sale to customers in the ordinary course of business, and other non-qualifying income from the foreclosure property.’

4.

The Company will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that the Company holds primarily for sale to customers in the ordinary course of business.

5.

If the Company fails to satisfy one or both of the 75% gross income tests, or the 95% gross income test, as described below under “Gross Income Tests”, and nonetheless continues to qualify as a REIT because the Company meets other requirements, the Company will pay a 100% tax on the gross income attributable to the greater of the amount of which the Company fails the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect the Company’s profitability.

6.

If the Company fails to distribute during a calendar year at least the sum of (i) 85% of the Company’s REIT ordinary income for the year, (ii) 95% of the Company’s REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, the Company will pay a 4% non-deductible excise tax on the excess of the required distribution over the sum of (a) the amount the Company actually distributed and (b) the amounts the Company retained and upon which it paid income tax at the corporate level.

7.

The Company may elect to retain and pay income tax on its net long-term capital gains. In that case, a Common Stock Shareholder would be taxed on his / her / its proportionate share of the Company’s undistributed long-term capital gains (to the extent that the Company made a timely designation of such gain to the Stockholder) and would receive a credit or refund for his / her / their proportionate share of the tax the Company paid.

8.

The Company will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiaries that the Company may form in the future, that are no conducted on an arm’s-length basis.

9.

If the Company fails to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described under “Asset Tests”, as long as the failure was due to reasonable cause and not willful neglect, the Company will file a description of each asset that caused such failure with the IRS, and the Company will dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which the Company identifies such failure, the Company will pay a tax equal to the greater

 pg. 49

of $50,000 of the highest Federal Income Tax Rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which the Company failed to satisfy the asset tests.

10.

If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income and the asset tests, and such failure is due to reasonable cause and not willful neglect, the Company will be required to pay a penalty of $50,000 for each such failure.

11.

If the Company acquires any asset from a C corporation, or a corporation that generally is subject to full corporate level tax, in a merger or other transaction in which the Company acquires a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, the Company will pay tax at the highest regular corporate applicable if the Company recognizes the gain on the sale or disposition of the asset during the ten year period after the Company acquires the asset, provided no election is made for the transaction to be taxable on a current basis. The amount of the gain the Company will pay tax is the lesser of: (i) the amount of gain that the Company recognizes at the time of the sale or disposition, or (ii) the amount of gain that the Company recognizes if the Company sold the asset at the time the Company acquired it.

12.

The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if the Company fails to meet record-keeping requirements intended to monitor the Company’s compliance with rules relating to the composition of a REIT’s shareholders, as described below in “Recordkeeping Requirements”.

13.

The earnings of the Company’s lower-tier entities that are subchapter C corporations, including any Taxable REIT Subsidiaries that the Company may form in the future, will be subject to Federal Corporate Income Tax.

In addition, notwithstanding the qualifications as a REIT, the Company may also have to pay certain State and Local Income Taxes because not all States and localities treat REITs in the same manner that they are treated for Federal Income Tax purposes. Moreover, as further described below, any Taxable REIT Subsidiaries that the Company may form in the future will be subject to Federal, State and Local Corporate Income Tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.

It is managed by ONE OR MORE trustees or directors.

2.

Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.

It would be taxable as a domestic corporation, but for the REIT provisions of the Federal Income Tax Laws.

4.

At least ONE HUNDRED persons are beneficial owners of its shares or ownership certificates.

5.

No more than FIFTY PERCENT in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by FIVE OR FEWER individuals, which the Code defines to include certain entities, during the last half of any taxable year.

6.

It elects to be a REIT, or has made election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

7.

It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

8.

It uses a calendar year for Federal Income Tax purposes and complies with the recordkeeping requirements of the

                    Federal Income Tax Laws.

The Company must meet requirements 1 through 4, 8 and 9 during its entire taxable year and must meet requirements 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to the Company beginning with the Company’s 2016 taxable year. If the Company complies with all the requirements for ascertaining the ownership of the Company’s outstanding Shares in a taxable year and have no reason to know that the Company violated requirement 6, the Company will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, and “individual” generally includes a supplement unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual”, however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Federal Income Tax Laws, and beneficiaries of such trust will be treated as holding the Company’s Shares in proportion to their actuarial interest in the trust for purposes of requirement 6.

The Company’s Charter provides restrictions regarding the transfer and ownership of shares of the Company’s Capital Stock. See “Description of Capital Stock – Restrictions on Ownership and Transfer”. The Company believes that it will have issued sufficient stock with sufficient diversity of ownership to allow the Company to satisfy requirements 5 and 6 above. The restrictions in the Company’s Charter are intended (among other things) to assist the Company in continuing to satisfy

 pg. 50

requirements 5 and 6 above. These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy such share ownership requirements. If the Company fails these share ownership requirements, the Company’s qualification as a REIT may terminate.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT Subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit for a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a Taxable REIT Subsidiary, where all of the stock is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that the Company owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as the Company’s assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a limited liability company that has a single owner, generally is not treated as an entity separate from its owner for Federal Income Tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for Federal Income Tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. The Company’s proportionate share for purpose of the TEN PERCENT value test (see “Asset Tests”) is based on the Company’s proportionate interest in the equity interests and certain debt securities issued by the partnership. For all the other asset and income tests, the Company’s proportionate share is based on the Company’s proportionate interest in the capital interests in the partnership. The Company’s proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for Federal Income Tax purposes in which the Company acquires an equity interest, directly or indirectly, is treated as the Company’s assets and gross income for purposes of applying the various REIT qualification requirements.

The Company will have control of any operating partnership and intends to control any subsidiary partnerships and limited liability companies, and the Company intends to operate them in a manner consistent with the requirements for the Company’s qualification as a REIT. The Company may from time-to-time be a limited partners or non-managing member in some partnerships and limited liability companies. If a partnership or limited liability company in which the Company owns an interest takes, or expects to take, actions that could jeopardize the Company’s status as a REIT or require the Company to pay tax, the Company may be forced to dispose its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Company to fail a gross income or asset test, and that the Company would not become aware of such action in time to dispose its interest in the partnership or limited liability company, or take other corrective action on a timely basis. In that case, the Company could fail to qualify as a REIT unless the Company was entitled to relief, as described below.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the shares of one or more Taxable REIT Subsidiaries. A Taxable REIT Subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a Taxable REIT Subsidiary. A corporation of which a Taxable REIT Subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a Taxable REIT Subsidiary. The Company is not treated as holding the assets of a Taxable REIT Subsidiary or as receiving any income that the Taxable REIT Subsidiary earns. Rather, the stock issued by a Taxable REIT Subsidiary to the Company is an asset in the Company’s hands, and the Company will treat the distributions paid to the Company from such Taxable REIT Subsidiary, if any, as income. This treatment may affect the Company’s compliance with the REIT requirements, the Company may use such entities to indirectly undertake activities, such as earning fee income, that the REIT rules might otherwise preclude the Company from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more Taxable REIT Subsidiaries.

A Taxable REIT Subsidiary pays income tax at regular corporate rates on any income that it earns. In addition, the “earnings stripping” rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a Taxable REIT Subsidiary to its parent REIT to assure that the Taxable REIT Subsidiary is subject to an appropriate level of corporate taxation. Further, the Taxable REIT Subsidiary Rules impose a 100% excise tax on REITs for transactions between a Taxable REIT Subsidiary and its parent REIT, or the REIT’s tenants that are not conducted on an arm’s-length basis.

A Taxable REIT Subsidiary may not directly or indirectly operate or manage any health care facilities assets or lodging facilities, or provide rights to any brand name under which any health care facility or lodging facility is operated. A Taxable REIT

 pg. 51

Subsidiary is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the Taxable REIT Subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that the Company receives from a Taxable REIT Subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in in the property is leased to persons other than Taxable REIT Subsidiaries and related –party tenants, and (2) the amount paid by the Taxable REIT Subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “Gross Income Tests- Rents from Real Property”. If the Company leases space to a Taxable REIT Subsidiary in the future, the Company will seek to comply with these requirements.

The Company has elected to treat any of its future Taxable REIT Subsidiaries as a Taxable REIT Subsidiary. The Company’s proposed future Taxable REIT Subsidiaries will provide property acquisition, renovation and/or construction, leasing or renting, property management, and disposition services. As explained below in “Gross Income Tests -  Fee Income”, fee income earned by a REIT is generally not qualifying income for purposes of the 75% and 95% gross income tests. The Company’s future Taxable REIT Subsidiaries may also provide services with respect to the Company’s properties, to the extent that the Company determines that having the Company’s Taxable REIT Subsidiaries provide those services will assist the Company in complying with the gross income tests applicable to REITs. See “Gross Income Tests – Rents from Real Property”. In addition, if the Company decides to acquire properties opportunistically to renovate in anticipation for immediate resale, the Company will need to conduct activity through a Taxable REIT Subsidiary to avoid the 100% prohibited transaction tax. See “Gross Income Tests – Prohibited Transactions”. The Company may form one or more Taxable REIT Subsidiaries in the future.

Gross Income Tests

The Company must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of the Company’s gross income for each taxable year must consist of defined types of income that the Company derives, directly or indirectly, from investments relating to real property or mortgages on real property, or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•

Rents from real property;

•

Interest on debt secured by mortgages on real property, or on interests in real property;

•

Dividends or other distributions on, and gain from the sale of, shares in other REITS;

•

Gain from the sale of real estate assets;

•

Income and gain derived from foreclosure properties; and

•

Income derived from the temporary investments of new capital that is attributable to the issuance of the Company’s

    Stock, or a public offering of the Company’s debt with a maturity date of at least five years and that the Company will receive during the one-year period beginning on the date on which the Company received such new capital.

Second, in generally, at least 95% of the Company’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combinations of these. Cancellation of indebtedness income and gross income from the Company’s sale of property that the Company’s holds primarily for the sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that the Company may enter into to hedge indebtedness incurred, or to be incurred, to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “Foreign Currency Gain”. The following paragraphs discuss the specific application of the gross income tests to the Company.

Rents from Real Property

Rent that the Company receives from its real property will qualify as “rents from real property”, which is qualifying income for purpose of the 75% and 95% gross income tests, only if the following conditions are met:

•

First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentage of receipts of sales.

•

Second, neither the Company nor a direct or indirect owner of 10% or more of the Company’s Stock may own,

    actually or constructively, 10% or more of a tenant from whom the Company receives rent, other than a Taxable

    RETI Subsidiary.

•

Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

 pg. 52

•

Fourth, The Company generally must not operate or manage its property, or furnish, or render services to the

    Company’s tenants, other than through an “independent contractor” who is adequately compensated, and from whom the Company does not derive revenue. However, the Company needs to provide services through and “independent contractor”, but instead may provide services directly to the Company’s tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, the Company may provide a minimal amount of “non-customary”

   services to the tenants of a property, other than through an independent contractor, as long as the Company’s income from the services (valued at not less than 150% of the Company’s direct cost of performing such services) does not exceed 1% of the Company’s income from the related property. Furthermore, the Company may own up to 100% of the stock of a Taxable REIT Subsidiary which may provide customary and non-customary services to the Company’s tenants without tainting the Company’s rental income for the related properties.

If a portion of the rent that the Company receives from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceed 5% of the Company’s gross income during the year, the Company would lose its REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying Taxable REIT Subsidiaries, or (3) The Company furnishes non-customary services to the tenant of the property, or manage, or operate the property, other than through a qualifying independent contractor or a Taxable REIT Subsidiary, none of the rent from that property would qualify as “rents from real property”.

The Company will form a subsidiary, with which the Company will engage into an “operating partnership” with, which will lease most of the Company’s properties to tenants that will mainly be individuals. The leases with the Company’s individual tenants will typically have a term of one year and require the tenant to pay a fixed monthly rent. The operating partnership may also lease some of the Company’s properties to long-term, triple net master leases where a portion of the rent the Company receives from the tenant is based on a percentage of the tenant’s gross receipts. The Company will not lease significant amounts of personal property pursuant to its leases. Moreover, the Company will not perform any services other than customary ones for its tenants, unless such services are provided through independent contractors or the Company’s Taxable REIT Subsidiaries. Accordingly, the Company believes that its leases will generally produce rent that qualifies as “rents from real property” for the purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that the Company is obligated to pay to third parties, such charges generally will qualify as “rents from real property”. To the extent such additional charges represent penalties for non-payment or late payment of such amounts, such charges should qualify as “rents from real property”. However, to the extent that late charges do not qualify as “rents from real property”, they instead will be treated as interest that qualifies for the 95% gross income test.

Interest

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•

An amount that is based on a fixed percentage, or percentage of receipts or sales; and

•

An amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received by a

    REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing that loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

The Company may acquire or enter into private mortgage loans, which are generally secured by a first lien on real property. Interest on debt secured by mortgages on real property, or on interests in real property, including for this purpose; prepayment penalties, loan assumption fees and late payment charges that are not compensations for services, generally is qualifying income for the purpose of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property, and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (1) the date the Company agreed to acquire or originate the loan; or (2) as discussed further below, in the event of a “significant modification”, the date the Company modified the loan, then

 pg. 53

a portion of the interest income from such loan will not be qualifying income for the purpose of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The Company anticipates that the interest on the its private mortgage loans will generally be treated as qualifying income for purposes of the 75% gross income test.

Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification”, such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which the Company will not be required to re-determine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. If the Company modifies a mortgage loan in the future, no assurance can be provided that all of the Company’s loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent the Company significantly modifies a private mortgage loan in a manner that does not qualify for the safe harbor, the Company will be required to re-determine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.

Dividends

The Company’s share of any dividends received from any corporation (including any Taxable REIT Subsidiary, but excluding any REIT) in which the Company owns an equity interest will qualify for the purposes of the 95% gross income test, but not for purposes of the 75% gross income test. The Company’s share of any dividends received from any other REIT in which the Company owns an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. The Company believes that none of its properties are, or will be, held primarily for sale to customers, and that a sale of any of the Company’s properties will not be in the ordinary course of its business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time-to-time, including those relate to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction, and the 100% prohibited transaction tax is available if the following requirements are met:

•

The REIT has held the property for not less than two years;

•

The aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

Either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted basis of all such properties sold by the REIT during the year did not exceed 10% of the aggregate basis of all the assets of the REIT at the beginning of the year, or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•

In the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

If the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through and independent contractor from whom the RETI derives no income.

The Company will attempt to comply with the terms of the safe-harbor provisions in the Federal Income Tax Laws prescribing when a property sale will not be characterized as a prohibited transaction. The Company cannot assure you, however, that the Company can comply with the safe-harbor provisions, or that the Company will avoid owning property that may be characterized as property that the Company holds “primarily for sale to customers in the ordinary course of a trade or business”. The 100% tax will not apply to gains from the sale of property that is held through a Taxable REIT Subsidiary, or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. If the Company decides to acquire properties opportunistically to restore in anticipation of immediate resale, the Company will need to conduct that activity through a Taxable REIT Subsidiary to avoid the prohibited transaction tax. No assurance can be given, however, that the IRS will respect the transaction by which any such properties are contributed to the Company’s Taxable REIT Subsidiary, and even if the

 pg. 54

contribution transaction is respected, the Company’s Taxable REIT Subsidiary may incur a significant tax liability as a result of any such sales.

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by the Company’s Taxable REIT Subsidiaries, will not be included for purposes of the gross income tests.

Foreclosure Property

The Company will be subject to the tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for the purpose of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property.:

•

That is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement, or process of law, after there was a default imminent on a lease of such property, or on indebtedness that such property secured;

•

For which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•

For which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosed property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

On which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

On which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

Which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions

From time-to-time, the Company or one of the Company’s operating partnerships, may enter into hedging transactions with respect to one or more of the Company’s assets or liabilities. The Company’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 75% and 95% gross income tests provided that the Company satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of the Company’s business, or during the normal course of one of the Company’s operating partnership’s normal course of business, each primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). The Company is required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into, and to satisfy other identification requirements. The Company intends to structure any hedging transactions in a manner that does not jeopardize the Company’s qualification as a REIT.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both the gross income tests. “Real Estate Foreign Exchange Gain” will be excluded from gross income for purpose of the 75% and 95% gross income tests. Real

 pg. 55

Estate Foreign Exchange Gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for the purpose of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property, or an interest in real property and certain foreign currency gain attributable to the acquisition or ownership of (or becoming, or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive Foreign Exchange Gain” will be excluded from gross income for purposes of the 95% gross income test. Passive Foreign Exchange Gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for the purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming, or being the obligor under) obligations. These exclusions for Real Estate Foreign Exchange Gain and Passive Foreign Exchange Gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

If the Company fails to satisfy one or both of the gross income tests for any taxable year, the Company may nevertheless qualify as a REIT for that year if the Company qualifies for relief under certain provisions of the Federal Income Tax Laws. Those relief provisions are available if:

•

The Company’s failure to meet those tests is due to reasonable cause and not willful neglect; and

•

Following such failure for any taxable year, the Company files a schedule of the sources of tis income in accordance with regulation prescribed by the Secretary of the U.S. Treasury.

The Company cannot predict, however in all circumstances, that it will qualify for the relief provisions. In addition, as discussed above in “Taxation of the Company”, even if the relief provisions apply, the Company would incur a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% gross income test and the 95% gross income test multiplied, in either case, by a fraction intended to reflect the Company’s profitability.

Asset Tests

To qualify as a REIT, the Company also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of the Company’s total assets must consist of:

•

Cash or cash items, including certain receivables, certain money market funds and, in certain circumstances, foreign currencies;

•

Government Securities;

•

Interests in real property, including leaseholds and options to acquire real property and leaseholds;

•

Interests in mortgage loans secured by real property;

•

Stock in other REITs; and

•

Investments in stock or debt instruments during the one-year period following the Company’s receipt of new capital that the Company raises through equity offerings or public offering of debt with at least a five-year term.

Second, of the Company’ investments not included in the 75% asset class, the value of the Company’s interest in any one issuer’s securities may not exceed 5% of the value of the Company’s total assets, or the 5% asset test.

Third, of the investments not included in the 75% asset class, the Company may not own more than 10% of the voting power of any issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of the Company’s total assets may consist of the securities of one or more Taxable REIT Subsidiaries.

Fifth, no more than 25% of the value of the Company’s total assets may consist of the securities of a Taxable REIT Subsidiary, and other non-taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

 pg. 56

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term ‘securities’ does not include shares of another REIT, equity or debt securities of a qualified REIT subsidiary or Taxable REIT Subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term ‘securities’, however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which the Company owns any controlled Taxable REIT Subsidiary (i.e., a Taxable REIT Subsidiary in which the Company owns directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

o

A contingency relating to the time of payment or interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by the Company exceeds $1 million USD and no more than 12 months of un-accrued interest on the debt obligations can be required to be prepaid; and

o

A contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice

•

Any loan to an individual or an estate;

•

Any “Section 467 rental agreement”, other than an agreement with related party tenant;

•

Any obligation to pay “rents from real property”;

•

Certain securities issued by governmental entities;

•

Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for Federal Income Tax purposes in which the Company is a partner to the extent of the Company’s proportionate interest in the equity and debt securities of the partnership; and

•

Any debt instrument issued by an entity as a partnership for Federal Income Tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income described above in “Gross Income Tests”.

For purposes of the 10% value test, the Company’s proportionate share of a partnership is the Company’s proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As discussed above under “Gross Income Tests”, the Company may acquire mortgage loans which are secured by first liens on real property. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date the Company agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date the Company modified the loan, then a portion f the interest income from such loan will not be qualifying income for the purposes of the 75% gross income test, but will be qualifying income for the purpose of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for the purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date the Company committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. The Company anticipates that the Company’s private mortgage loans will generally be treated as qualifying assets for the 75% asset test.

The Company will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests. However, there is no assurance that the Company will not inadvertently fail to comply with

 pg. 57

such tests. If the Company fails to satisfy the asset tests at the end of a calendar quarter, the Company will not lose its REIT qualification if:

•

The Company satisfied the asset tests at the end of the preceding calendar quarter; and

•

The discrepancy between the value of the Company’s assets and the asset test requirements arose from changes in the market values of the Company’s assets, and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If the Company did not satisfy the condition described in the second item above, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If the Company violates the 5% asset test, the 10% vote test, or the 10% value test described above, the Company will not lose its REIT qualification if: (1) the failure is de minimis (up to the lesser of 1% of the Company’s assets or $10 Million USD) and (2) the Company disposes of the assets causing the failure, or otherwise complies with the asset tests within six months after the last day of the quarter in which the Company identifies such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, the Company will not lose its REIT qualification if the Company: (1) disposes of the assets causing the failure, or otherwise complies with the asset tests within six months after the last day of the quarter in which the Company identified the failure, (2) the Company files a description of each asset causing the failure with the IRS and (3) pays a tax equal to the greater of $50,000 USD or 35% of the net income from the assets causing the failure during the period in which the Company failed to satisfy the asset tests.

The Company believes that the assets that it will acquire and hold will allow the Company to satisfy the foregoing asset test requirements. However, the Company cannot obtain independent appraisals to support its conclusions as to the value of all of its assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that the Company’s ownership of assets violates one or more of the asset tests applicable to REIT’s.

Sale-Leaseback Transactions

A portion of the Company’s investments may be in the form of sale-leaseback transactions. The Company intends to treat these transactions as true leases for Federal Income Tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease, but is more property treated in some other manner. If such re-characterization were successful, the Company would be entitled to claim the depreciation deductions available to an owner of the property. In addition, the re-characterization of one or more of these transactions might cause the Company to fail to satisfy the asset tests, or the income tests described above, and such failure could result in the Company failing to qualify as a REIT. Alternative, the amount or timing of income inclusion, or the loss of depreciation deductions resulting from the re-characterization might cause the Company to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure, or might result in a larger portion of the Company’s dividends being treated as ordinary income to our Shareholders.

Distribution Requirements

Each year, the Company must distribute dividends, other than capital gains dividends and deemed distributions of retained capital gains, to the Company’s Shareholders in an aggregate amount at least equal to:

•

The sum of 90% of the Company’s “REIT Taxable Income”, computed without regard to the dividends paid deduction and the Company’s net capital gains or losses, and

•

90% of the Company’s after-tax income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

The Company must pay such distributions in the taxable year to which they relate, or in the following year if either: (1) the Company declares the distribution before the Company’s timely files its federal income tax return for the year and pays the distribution on, or before the first regular dividend payment date after such declaration, or (2) the Company declares the distribution in October, November or December of the taxable year, payable to Shareholders of record on a specified day in any such month, and the Company actually pays the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the Shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to the Company’s prior taxable year for the purposes of the 90% distribution requirement.

 pg. 58

The Company will pay Federal Income Tax on taxable income, including net capital gains, that the Company does not distribute to Shareholders. Furthermore, if the Company fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•

85% of the Company’s REIT ordinary income for such year,

•

95% of the Company’s REIT capital gains income for such year, and

•

Any undistributed taxable income from prior periods.

The Company will incur a 4% non-deductible excise tax on the excess of such required distribution over the sum of (a) the amounts the Company actually distributes and (b) the amounts that the Company retains and upon which the Company pays income tax at the corporate level.

The Company may elect to retain and pay income tax on the let long-term capital that it receives in a taxable year. If the Company so elects, the Company will be treated as having distributed any such retained amount for purposes of the 4% non-deductible excise tax described above. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% non-deductible excise tax.

It is possible that, from time-to-time, the Company may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at the Company’s REIT taxable income. For example, the Company may not deduct recognized capital losses from its “REIT taxable income”. Further, it is possible that, from time-to-time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds the Company’s allocable share of cash attributable to that sale. As a result of the foregoing, the Company may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, the Company may need to borrow funds or, if possible, pay taxable dividends of the Company’s Capital Stock or debt securities.

The Company may satisfy the 90% distribution test with taxable distributions of the Company’s Capital Stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annul distribution requirement and qualify for the dividends paid deduction for Federal Income Tax purposes. Those rulings may be relied upon only taxpayers whom they were issued, but the Company could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent the Company will be able to make taxable dividends payable in cash and stock. The Company has no current intention to make a taxable dividend payable in Company Stock.

Under certain circumstances, the Company may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to Company Shareholders in a later year. The Company may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid income tax on amounts distributed as deficiency dividends, the Company will be required to pay interest to the IRS based on the amount of any deduction the Company takes for deficiency dividends.

Recordkeeping Requirements

The Company must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, the Company must request on an annual basis, information from Shareholders designed to disclose the actual ownership of the Company’s outstanding stock. The Company intends to comply with these requirements.

Failure to Qualify

If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, the Company could avoid disqualification if the Company’s failure is due to reasonable cause and not through willful neglect, and the Company pays a penalty of $50,000 USD for each such failure. In addition, there are relief provisions for a failure of the gross income tests and the asset tests, as described in “Gross Income Test” and “Asset Tests”.

If the Company fails to qualify as a REIT in any taxable year, and did not qualify for certain statutory relief provisions, the Company would be subject to Federal Income Tax and any applicable Alternative Minimum Tax (“AMT”) on the Company’s taxable income at regular corporate rates. In calculating the Company’s taxable income in a year in which the Company fails to qualify as a REIT, the Company would not be able to deduct amounts paid out to Shareholders. In fact, the Company would not be required to distribute any amounts to Shareholders in that year. In such event, to the extent of the Company’s current and accumulated earnings and profits, distributions to Shareholders would be taxable as ordinary income. Subject to certain limitations of the Federal Income Tax Laws, corporate stockholders may be eligible for the dividends received deduction and

 pg. 59

stockholders taxed at individual rates may be eligible for the reduced federal income tax of up to 20% on such dividends. Unless the Company qualifies for relief under specific statutory provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. The Company cannot predict whether in all circumstances the Company would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. Stockholder” means a holder of the Company’s Common Stock that for Federal Income Tax purposes is:

•

A citizen or resident of the United States;

•

A corporation (including an entity treated as a corporation for Federal Income Tax purposes) created or organized in or under the laws of the United States, any of its States or the District of Columbia;

•

An estate whose income is subject to Federal Income Taxation regardless of its source; or

•

Any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for Federal Income Tax purposes holds the Company’s Common Stock, the Federal Income Tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partners in a partnership holding the Company’s Common Stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of the Company’s Common Stock by the partnership.

As long as the Company qualifies as a REIT, a taxable U.S. Stockholder must generally take into account as ordinary income distributions made out of the Company’s current or accumulated earnings and profits that the Company does not designate as capital gain dividends or retained long-term capital gain. A U.S. Stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. Stockholder generally will not qualify for the 20% tax rate for “qualified dividend income”. The maximum tax rate on qualified dividend income received by U.S. Stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. Stockholders that are taxed at individual rates. Because the Company is not generally subject to Federal Income Tax on the portion of the Company’s REIT taxable income distributed to the Company’s Stockholders (See – “Taxation of the Company” above), the Company’s dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, the Company’s REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% rate for qualified dividend income will apply to the Company’s ordinary REIT dividends (1) attributable to dividends received by the Company from non-REIT corporations, such as any of the Company’s future Taxable REIT Subsidiaries, and (2) to the extent attributable to income upon which the Company has paid corporate income tax (e.g., to the extent that the Company distributes less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a Stockholder must hold the Company’s Common Stock from more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the Company’s Common Stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare Tax on dividends received from the Company.

A U.S. Stockholder generally will take into account as long-term capital gain any distribution that the Company designates as capital gain dividends without regard to the period for which the U.S. Stockholder has held the Company’s Common Stock. The Company generally will designate the Company’s capital gain dividends as either 20% or 25% rate distributions. See “Capital Gains and Losses”. A corporate U.S. Stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

The Company may elect to retail and pay income tax on the net long-term capital gain that the Company receives in a taxable year. In that case, to the extent that the Company designates such amount in a timely notice to such Stockholder, a U.S. Stockholder would be taxed on its proportionate share of the Company’s undistributed long-term capital gain. The U.S. Stockholder would receive a credit for its proportionate share of the tax the Company paid. The U.S. Stockholder would increase the basis in its stock by the amount of its proportionate share of the Company’s undistributed long-term capital gain, minus its share of the tax the Company paid.

A U.S. Stockholder will not incur tax on a distribution in excess of the Company’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. Stockholder’s Common Stock. Instead, the distributions will

 pg. 60

reduce that adjusted basis of such Stock. A U.S. Stockholder will recognize a distribution in excess of both the Company’s current and accumulated earnings and profits and the U.S. Stockholder’s adjusted basis in his or her Stock as long-term capital gain, or short-term capital gain if the Shares of Stock have been held for one year or less, assuming the Shares of Stock are a capital asset in the hand of the U.S. Stockholder. In addition, if the Company declares a distribution in October, November, or December of any year that is payable to a U.S. Stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by the Company and received by the U.S. Stockholder on December 31 of such year, provided that the Company actually pays the distribution during January of the following calendar year.

U.S. Stockholders may not include in their individual income tax returns on the Company’s net operating losses or capital losses. Instead, these losses are generally carried over by the Company for potential offset against the Company’s future income. Taxable distributions from the Company and gain from the dispositions of the Company’s Common Stock will not be treated as passive activity income and, therefore, Stockholders generally will not be able to apply any “passive activity losses”, such as losses from certain types of limited partnerships in which the U.S. Stockholder is a limited partner, against such income. In addition, taxable distributions from the Company and gain from the disposition of the Company’s Common Stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify U.S. Stockholders after the close of the Company’s taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. Stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of the Company’s Common Stock as long-term capital gain or loss if the U.S. Stockholder has held the Company’s Common Stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. Stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. Stockholder’s adjusted tax basis. A Stockholder’s adjusted tax basis generally will equal the U.S. Stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Stock holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. Stockholder must treat any loss upon a sale of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from the Company that such U.S. Stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. Stockholder realizes upon a taxable disposition of Shares of the Company’s Common Stock may be disallowed if the U.S. Stockholder realizes upon a taxable disposition of Shares of the Company’s Common Stock may be disallowed if the U.S. Stockholder purchases other shares of the Company’s Common Stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the dale or exchange of “Section 1250 property”, or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distribution that the Company designates as capital gain dividends and any retained capital that the Company deems to distribute, the Company generally may designate whether such a distribution is taxable to U.S. Stockholders taxed at individual rates, currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts, and individual retirement accounts, generally are exempt from Federal Income Taxation. However, they are subject to taxation on their unrelated business taxable income, or “UBTI”. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that the Company distributes to tax-exempt Stockholders generally should not constitute UBTI. However, if a tax-exempt Stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from the Company constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit

 pg. 61

associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the Federal Income Tax Laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from the Company as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of the Company’s Capital Stock must treat a percentage of the dividends that it receives from the Company as UBTI. Such percentage is equal to the gross income that the Company derives from an unrelated trade or business, determined as if the Company were a pension trust, divided by the Company’s total gross income for the year in which the Company pays the dividends. That rule applies to a pension trust holding more than 10% of the Company’s Capital Stock only if:

•

The percentage of the Company’s dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

The Company qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of the Company’s Capital Stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding the Company’s in proportion to their actual interest in the pension trust; and

•

Either: (i) one pension trust owns more than 25% of the value of the Company’s Capital Stock, or (ii) a group of pension trusts individually holding more than 10% of the value of the Company’s Capital Stock collectively owns more than 50% of the value of the Company’s Capital Stock.

Certain restrictions on ownership and transfer of the Company’s Stock generally should prevent a tax-exempt entity from owning more than 10% of the value of the Company’s Stock, generally should prevent the Company from becoming a pension trust and generally, and generally should prevent a pension trust from having to treat any of the dividends received by the Company as a UBTI.

Information Reporting Requirements and Withholding

The Company will report to its Shareholders and to the IRS the amount of distributions that it pays during each calendar year, and the amount of tax the Company withholds, if any. Under the backup withholding rules, a Shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the Shareholder: (i) is a corporation or qualifies for certain exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A Shareholder who does not want to provide the Company with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Shareholder’s income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any Shareholders who fail to certify their non-foreign status to the Company.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Shareholder’s Federal Income Tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure of obtaining an exemption from, backup withholding.

A U.S. withholding tax at a 30% rate is imposed on dividends received by U.S. Shareholders who own the Company’s Capital Stock through foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of the Company’s Common Stock by U.S. Shareholders who own the Company’s Common Stock through foreign account or foreign intermediaries. In addition, the Company may be required to withhold a portion of capital gain distributions to any U.S. Shareholders who fail to certify their non-foreign status to the Company. The Company will not pay additional amounts in respect of amounts withheld.

 pg. 62

Other Tax Consequences:

Tax Aspects of the Company’s Investments in Operating Partnerships and Subsidiary Partnerships

The following discussion summarizes certain Federal Income Tax consideration applicable to the Company’s direct or indirect investments in operating partnerships and any subsidiary partnerships, or limited liability companies that the Company may form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). This discussion does not cover State or Local Tax Laws or any Federal Tax Laws other than income tax laws.

Classification as Partnership

The Company will be entitled to include its income, its distributive share of each Partnership’s income, and to deduct its distributive share of each Partnership’s losses only if such Partnership is classified for Federal Income Tax purposes as a partnership (or an entity that is disregarded for Federal Income Tax purposes if the entity is treated as having only one owner or member for Federal Income Tax purposes) rather than as a corporation, or an association taxable as a corporation. An unincorporated entity with at least two owners or member will be classified as a partnership, rather than a corporation, for Federal Income Tax purposes if it:

•

Is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•

Is not a “publicly traded partnership”

Under the check-the-box regulations, an unincorporated entity with at least two owners or member may elect to be classified as an association taxable as a corporation, or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for Federal Income Tax purposes if the entity its treated as having only one owner, or member for Federal Income Tax purposes) for Federal Income Tax purposes. The Company’s operating partnership intends to be classified as a partnership for Federal Income Tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market, or are readily tradeable on a secondary market, or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31st, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale of other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradeable on a secondary market, or the substantial equivalent thereof if; (i) all interests in the partnership were used in a transaction, or transactions, that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partners in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. The Company anticipates that any operation partnership, and any other partnership in which the Company owns an interest in, will qualify for the private placement exception.

The Company has not requested, and does not intend to request, a ruling from the IRS that its partnerships will be classified as a partnership for Federal Income Tax purposes. If for any reason, one of the Company’s operating partnerships were taxable as a corporation, rather than as a partnership, for Federal Income Tax purposes, the Company would not be able to qualify as a REIT unless the Company qualified for certain relief provisions. See “Gross Income Tests” and “Asset Tests”. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case the Company might incur tax liability without any related cash distributions. See “Distribution Requirements”. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on tis net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

 pg. 63

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax

A partnership is not a taxable entity for Federal Income Tax purposes. Rather, the Company is required to take into account all allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with the Company’s Taxable Year, without regard to whether the Company received, or will receive, any distribution from such Partnership.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the Federal Income Tax Laws governing partnership allocations. If an allocation is not recognized for Federal Income Tax purpose, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangements of the partners with respect to such item. Each Partnership’s allocation of taxable income, gain, and loss are intended to comply with the requirements of the Federal Income Tax Laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties

The Company may acquire properties in exchange for Operating Partnership (“OP”) units in the future. Income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the realized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (‘built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of the Company’s operating partnership: (1) could cause the Company to be allocated lower amounts of depreciation deductions for tax purposes that would be allocated to the Company if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (2) in the event of a sale of such properties, could cause the Company to be allocated taxable gain in excess of the economic or book gain allocated to the Company as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause the Company to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect the Company’s ability to comply with the REIT distribution requirements and may result in a greater portion of the Company’s distributions being taxed as dividends. The Company has not yet decided what method will be used to account for book-tax differences for properties that may be acquired in exchange for OP units by the Company’s operating partnership(s) in the future.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for Federal Income Tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference”. See “Income Taxation of the Partnerships and their Partners” and “Tax Allocation with Respect to Partnership Properties”. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

The Company’s share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% prohibited transactions tax. Such prohibited transaction income may also have an adverse effect upon the Company’s ability to satisfy the income tests for REIT status. See “Gross Income

 pg. 64

Tests”. The Company does not presently intend to acquire, or hold, or allow any Partnership to acquire, or hold, any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company’s, or such Partnership’s, trade or business.

Other Tax Considerations:

Legislative or Other Actions Affecting REITs

The present Federal Income Tax Treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS, and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Prospective Shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the Federal Tax Laws on an investment in the Company Preferred Stock or Common Stock.

State and Local Taxes

The Company and / or you may be subject to taxation by various state and localities, including those in which the Company, or a Shareholder transacts business, owns property or resides. The State and Local Tax Treatment may differ from the Federal Income Tax Treatment described above. Consequently, you should consult your own tax advisors regarding the effect of State and Local Tax Laws up and investment in the Company’s Preferred Stock or Common Stock.

 pg. 65

FINANCIAL STATEMENTS SECTION:

 pg. 66

Chicago Housing REIT, Inc.

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

January 13th, 2016

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$0.00
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$248,200
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$249,200

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$1,000
TOTAL LIABILITIES & OWNER’S EQUITY		$249,200

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 67

Chicago Housing REIT, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

January 13th, 2016 (inception) to January 13th, 2016

REVENUE	January 13th, 2016
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 68

Chicago Housing REIT, Inc.

 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period from

January 13th, 2016 (inception) to January 13th, 2016

	Founding Shareholder	Total
Founding Contribution	$1,000	$1,000
Real Estate Owned	$124,100	$248,200
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, January 13th, 2016	$125,100	$249,200

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 69

Chicago Housing REIT, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period from

January 13th, 2016 (inception) to January 13th, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	January 13th, 2016 (Inception) to January 13th, 2016
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	January 13th, 2016 (Inception) to January 13th, 2016
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	January 13th, 2016 (Inception) to January 13th, 2016
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$1,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 70

Chicago Housing REIT, Inc.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Chicago Housing REIT, Inc., (the “Company”) was organized in January of 2016 in the State of Illinois. The Company was formed to operate as a Real Estate Investment Trust. Chicago Housing REIT, Inc. is a Stock Corporation in which ownership if documented in the form of Common Stock Shares.

Upon its organization as an Illinois Stock Corporation, the Company issued 100% of its Common Stock Shares to Mr. John “Yanny” Koutropoulos, the Founder, Chief Executive Officer and Chief Financial Officer of the Company. The Company was initially capitalized by Mr. John “Yanny” Koutropoulos with an opening deposit and balance of $1,000 USD.

NOTE 2. CURRENT ASSETS OF THE COMPANY

The Company current owns 20% of “SOUTHLAND HOMES, LLC”, which currently owns FIFTEEN properties in the “Markham” section of the City of Chicago. Below are details of the properties owned. This equity was transferred from the Company’s Founder and Chief Executive Officer, Mr. Yanni Koutropoulos in January of 2016:

NOTE 3. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 71

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Chicago Housing REIT, Inc.

By: Mr. John “Yanni” Koutropoulos

By: /s/ John Koutropoulos___________________

Name: Mr. John “Yanni” Koutropoulos

Title: Founder, Chief Executive Officer & Chief Financial Officer

 pg. 72

Signature Certificate

Document Reference: YISFWPJ22LN6XPPP4BTWUN

RightSignature
Easy Online Document Signing

yannibrightstardnc.com
Party ID: RREZ8SI2BK3RAJLK9BMNMJ
IP Address: 75.27.120.143
VERIFIED EMAIL: yanni@brightstardnc.com

Electronic Signature:

multi-factor
Digital Fingerprint Checksum 0a192ca66c1563ea5a523326a4c22104696 66b2

Timestamp	Audit
2016-01-14 10:45:44 -0800	All parties have signed document. Signed copies sent to: cboerumyahoo.com, yannibrightstardnc.com, and AltaVista Capital Markets, LLC.
2016-01-14 10:45:44 -0800	Document signed by yannibrightstardnc.com (yanni@brightstardnc.com) with drawn signature. - 75.27.120.143
2016-01-14 10:40:18 -0800	Document viewed by yannibrightstardnc.com (yanni@brightstardnc.com). - 75.27.120.143
2016-01-14 09:11:31 -0800	Document created by AltaVista Capital Markets, LLC (corporate@altavistacapitalmarkets.com). - 76.91.17.17

This signature page provides a record of the online activity executing this contract.

Page 1 of 1

 pg. 73